U.S. SECURITIES AND EXCHANGE COMMISSION
	                         Washington, D.C. 20549

	                     AMENDMENT NO. 4 TO FORM SB-2
	        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	                       Utah Clay Technology, Inc.
	              (Name of small business issuer in its charter)
                             Commission File No. 333-34308

	   Utah                         1400                     87-0520575
        ----------           ---------------------------        -------------
	(state of           (Primary Standard Industrial         (IRS Employer
	incorporation)       Classification Code Number)          I.D. Number)


	                        3985 South 2000 East
	                     Salt Lake City, UT   84124
	                            801-424-0223
-------------------------------------------------------------------------------
              (Address and telephone number of registrant's principal
	          executive offices and principal place of business)

	                            Dennis S. Engh
	                         3985 South 2000 East
		              Salt Lake City, UT   84124
	                            801-424-0223
-------------------------------------------------------------------------------
 	     (Name, address and telephone number of agent for service)

				Copies to:
	  Thomas J. Kenan, Esq., Fuller, Tubb, Pomeroy & Stokes
	   	   201 Robert S. Kerr Avenue, Suite 1000
		 	  Oklahoma City, OK   73102

	Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


	                  Calculation of Registration Fee
==============================================================================

	Title of                       Proposed      Proposed
       each class                      maximum        maximum
     of securities       Amount        offering      aggregate     Amount of
         to be	         to be          price        offering     registration
       registered      registered      per unit       price           fee
------------------------------------------------------------------------------
	Common Stock     590,000          (1)           (1)         $103(1)

(1)	These 590,000 shares are to be offered by three selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $0.5 and an ask price of $0.656 on March 30, 2000 on the OTC Bulletin Board. Reg. 230.457(c).

	The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                                    PROSPECTUS

                            UTAH CLAY TECHNOLOGY, INC.

                         590,000 Shares of Common Stock

	590,000 shares of common stock are being offered by three selling security holders, Dennis S. Engh, James Groscost and the law firm of McKay, Burton and Thurman, all of Salt Lake City, Utah. None of the proceeds of sale will go to the company. All proceeds will go to the selling security holders and for the payment of their brokerage commissions. Mr. Engh is the chief executive officer and a director of Utah Clay Technology.

	The selling security holders will offer the 590,000 shares from time to time in the over-the-counter market through brokers at fluctuating market prices. They may also offer the shares in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.


                          --------------------------

          Our common stock formerly traded on the OTC Bulletin Board.
  Its trading symbol was "UTCL".  It is presently quoted in the "Pink Sheets."

                          --------------------------


The purchase of these shares involves       Neither the Securities and Exchange
a high degree of risk.  See                 Commission nor any state securities
"Risk Factors," beginning on page 1.        commission has approved or
                                            disapproved these securities or
                                            determined if this offering
                                            memorandum is truthful or complete.
                                            Any representation to the contrary
                                            is a criminal offense.

                           Utah Clay Technology, Inc.
                              3985 South 2000 East
                           Salt Lake City, UT   84124
                             Telephone 801-424-0223
                                 December __, 2000

                               TABLE OF CONTENTS


                                                                       Page

Summary ..............................................................	1
	Our Company ..................................................	1

Risk Factors .........................................................	1
	No commercially viable deposits of kaolin
		have been found. .....................................	1
	We require, but do not have, the funds
		needed to conduct an exploration
		program that would determine whether
		our properties do or do not contain
		reserves of kaolin. ..................................	2
	The market for our common stock is poorly
		developed.  Purchasers of our securities
		should anticipate a thin and
		volatile market. .....................................	2

Use of Proceeds ......................................................	2

Determination of Offering Prices .....................................	2

The Selling Security Holders .........................................	2

Plan of Distribution .................................................	3

Legal Proceedings ....................................................	4

Directors, Executive Officers, Promoters and
	Control Persons ..............................................	5
	Significant Consultants and Other Personnel ..................	6

Securities Ownership of Certain Beneficial
	Owners and Management ........................................	8

Description of Securities ............................................	8
	Common Stock .................................................	8
		Voting Rights ........................................	8
		Dividend Rights ......................................	9
		Liquidation Rights ...................................	9
		Preemptive Rights ....................................	9
		Registrar and Transfer Agent .........................	9
		Dissenters' Rights ...................................	9

	Preferred Stock ..............................................	9
	Series A Preferred Stock .....................................	9

Interest of Named Experts and Counsel ................................	10

Indemnification ......................................................	10

Description of Business ..............................................	11
	Business Development .........................................	11
	Kaolin 	......................................................	12
	The Market for Kaolin ........................................	12
	Results of Tests on the Utah Clay Deposits ...................	12
	Competition ..................................................	13
	Distribution Methods .........................................	13
	Patents ......................................................	13
	Government Approval of Principal Products ....................	13
	Government Regulations 	......................................	13
	Costs and Effects of Complying with
		Environmental Laws ...................................	14
	Employees ....................................................	14
	Working Capital Requirements .................................	14
	Product Research and Development During
		the Next Twelve Months ...............................	14
	Additional Employees .........................................	15

Description of Property ..............................................	15
	Location and Means of Access to the
		Properties ...........................................	15
	Description of Our Title .....................................	16
	History of Mineral Exploration ...............................	21
	Plant and Equipment ..........................................	22
	Plan of Operations for the Next Twelve Months ................	23
	Rock Formations and Mineralizations ..........................	24
	Geology ......................................................	25

Certain Relationships and Related Transactions .......................	26

Market for Common Equity and Related
	Stockholder Matters ..........................................	27
	Holders ......................................................	28
	Dividends ....................................................	28

Penny Stock Regulations ..............................................	28
	The Penny Stock Suitability Rule .............................	29
	The Penny Stock Disclosure Rule ..............................	30
	Effects of the Rule ..........................................	30
	Potential De-Listing of Common Stock .........................	30
	Reports to Security Holders ..................................	30

Executive Compensation ...............................................	31
	Stock Options ................................................	31
	Directors ....................................................	31
	Employment Contracts .........................................	31

Changes in and Disagreements With Accountants on
	Accounting and Financial Disclosure ..........................	32

Additional Information ...............................................	32

Financial Statements .................................................	32

                                   SUMMARY

	Our Company. Our company, Utah Clay Technology, Inc., is an exploration-stage corporation organized to explore, define and test kaolin clay from our White Mountain and Oro Blanco leases and three other properties under option to lease to us. Subject to our obtaining the necessary funds, we propose to continue to explore our properties and to develop our properties if the exploration and tests should indicate that development is warranted.
All properties are in the State of Utah.

	There is no assurance that there is a commercially viable mineral deposit on any of the properties. Laboratory tests conducted by independent laboratories have determined that our properties, to some extent, contain a mineral composition of hydrothermal kaolin that has met industry standards for fillers in paint. We must conduct further exploration before we can make a final evaluation as to the economic and legal feasibility of developing our properties.

	Some 200 tons of kaolin were taken from our White Mountain site, tested and processed at an independent mill. This material was sold to a paint company and used by it in a commercial paint product.


                                RISK FACTORS
                               --------------

	The following principal factors make the offering described herein speculative and one of high risk. An investment in the shares should not be made by persons who cannot afford the loss of their entire investment.

	No commercially viable deposits of kaolin have been found.

		The efforts of our founders and then of our company after its incorporation in 1994 have been to locate the principal kaolin deposits in Utah, place them under lease, and conduct exploratory drilling for property appraisal purposes.

		Our limited exploratory drilling to date has outlined a potential product slate of small particle size calcined and uncalcined clays. Calcined clays are clays that have been heated to such a high temperature that the clays' molecular structure has been modified. The extracted minerals have been tested both in the laboratory and with commercial buyers, but our limited exploratory drilling has been insufficient in scope to outline commercially viable reserves.

		Since we have no reserves, we cannot estimate how long we will be able to provide marketable kaolin from our properties.

	We require, but do not have, the funds needed to conduct an exploration program that would determine whether our properties do or do not contain reserves of kaolin.

		A proper drilling and testing program on our Oro Blanco and White Mountain leases will cost approximately $500,000. We lack this capital and have not identified a source for this capital need.

		We have options to acquire three other properties that are owned by the persons that manage our company. The exercise prices of these three options have not been set but are to be the fair market values of the properties as determined by an independent engineer. We do not have the funds needed to conduct a proper drilling and testing program on these three, optioned properties and have not identified a source for this capital need.

	The market for our common stock is poorly developed. Purchasers of our securities should anticipate a thin and volatile market.

		There are many days when our common stock does not trade at all in the over-the-counter market. The spread between the quoted bid and ask prices is usually great. The stock has never traded above $5, the price required to remove certain trading requirements imposed on Bulletin Board "penny stocks." Until these trading requirements are removed, many brokerage firms will not allow their brokers to recommend our stock for purchase by their customers.

                               USE OF PROCEEDS

	All proceeds from the sale of the 590,000 shares of common stock will go to the selling security holders for their own personal use after the payment of any brokerage commissions.

                      DETERMINATION OF OFFERING PRICES

	Each of the selling security holders proposes to sell his shares primarily through broker-dealers at prevailing market prices. They may also offer the securities in private transactions at negotiated prices.

                        THE SELLING SECURITY HOLDERS

	There are three selling security holders: Dennis S. Engh, 500,000 shares; James Groscost, 10,000 shares; and the law firm of McKay, Burton and Thurman, 80,000 shares.

	Dennis S. Engh has been a director and the chief executive officer of Utah Clay Technology since its organization in 1994. All of the company's mining leases and options to acquire mining leases were acquired from entities under the direct control and partial ownership of Mr. Engh and other members of his family.

	James Groscost is the owner of a trucking company in the Salt Lake City, Utah area. He is not affiliated with Utah Clay.

	McKay, Burton and Thurman is a Salt Lake City, Utah law firm that has represented Utah Clay in many matters over the past several years. It is not affiliated with Utah Clay. The beneficial owner of the law firm's shares is one person, William H. Thurman.

	The selling security holders' ownership of the company's common stock, both before and after the offering, is as follows:

                                                              Percent
       Selling Security Holder          Amount               of Total
      =========================        ========             ===========

      Dennis S. Engh:
      ----------------

         Owns now                      4,641,197               19.89

         Owned after sale of
         500,000 shares                4,141,197               17.75


      James Groscost:
      -----------------

	  Owns now                      10,000	               0.04

	  Owned after sale of
	  10,000 shares	                   0                     0


      McKay, Burton & Thurman:
      --------------------------

	  Owns now                       80,000	                0.34

	  Owned after sale of
	  80,000 shares                    0                     0


                                PLAN OF DISTRIBUTION

	Each of the selling security holders may effect sales from time to time in transactions in the over-the-counter market at market prices prevailing at the time of sale or in negotiated transactions at negotiated prices. Sales could be made at fixed prices, which each could change.

	Each of the selling security holders may effect such transactions by selling the securities directly to a purchaser, through broker-dealers acting as agents or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals. The compensation as to a particular broker-dealer may be in excess of customary commissions.

	The selling security holders and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

	With respect to the plan of distribution for the sale by the selling security holders as stated above,

	o	to the extent that the securities are sold at a fixed price or by option at a price other than the prevailing market price, such price would need to be set forth in this prospectus;

	o	if the securities are sold in block transactions and the
                purchaser wishes to resell the securities purchased, such arrangements would need to be described in this prospectus; and

	o	if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this prospectus would be required.

	We have been advised that the selling security holders understand the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are changes to the stated plan of distribution or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                              LEGAL PROCEEDINGS

	Neither Utah Clay Technology nor any of its property is a party to or the subject of a pending legal proceeding.

	We are unaware of any proceeding that a governmental authority is contemplating that would involve us or any of our property.

	We are unaware of any material proceeding to which any director, officer or affiliate of the company, any owner of record or beneficially of more than five percent of any class of voting securities of the company, or security holder is a party adverse to the company or has a material interest adverse to the company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

	A list of the current officers, directors and significant consultants appears below. The directors of the company are elected annually by the shareholders. The officers serve at the pleasure of the board of directors. The directors do not receive fees or other remuneration for their services.

                                                                Position Held
           Person                          Office                       Since
  --------------------------    --------------------------        ------------
  Dennis S. Engh, 60            President and Director                  1994

  Thomas F. Harrison, 49        Vice President and Director             1994

  Daniel H. Engh, 49            Vice President and Director             1994

  Darin D. Engh, 29             Secretary, Treasurer and Director       1994

  Carmen J. (Tony) Lotito, 55   Director of Marketing and Director      1994

  Robert F. Conley, Ph.D., 65   Consultant                              1994


	Daniel H. Engh, listed in the above table, is the brother of
Dennis S. Engh.	Darin D. Engh is the son of Dennis S. Engh and the nephew of
Daniel H. Engh.

	Dennis S. Engh. Mr. Engh studied botanical science and business at the University of Utah. After college he became the manager for Engh Floral Corporation, a family-owned business, advancing to president over a ten-year period. In 1981 he became president of Dienco Oil Development, Inc., an oil well development company later purchased by a company in Texas. In 1986 he became president of The Clothes Link, a seven-store women's clothing store system in Utah. From 1985 to 1990 he also supervised all land acquisition for industrial minerals for Pioneer Minerals, Inc., a Utah corporation. He then became president of that company. During that same period he also organized and operated a landscape and grounds maintenance business which performed contract work in Utah, Idaho and Nevada. He organized Utah Clay Technology in 1994 and has served as its president since its organization.

	Thomas F. Harrison. Mr. Harrison received a bachelor of science degree in biology in 1972 and a master's of business administration degree from the University of Utah in 1988. He was a microfilming supervisor for Mineral Records, Inc. from 1976 to 1979. He served as the executive vice president and the director of program development for CompHealth, Inc. from

1980 to 1992. In this capacity he supervised the operations of 200 persons in three offices. There were approximately 300 physicians working for the company at any one time. Since 1995 Mr. Harrison has been president of Buffalo Energy Corp., which develops energy projects for Indian Nations.

	Daniel H. Engh. Mr. Engh received a bachelor of science degree in accounting from the University of Utah in 1973. Upon graduation he joined the Engh Floral Corporation where he managed the accounts, payroll, receivables and handled tax matters. He trained personnel in numerous phases of accounting and supervised a staff of 130 persons in this $3 million-a-year business. In 1984 he became controller and buyer for Della's Flower & Gifts, Inc. He than joined the staff of The Clothes Link where he was responsible for lease negotiations, personnel and overseeing various store operations. In 1988 he became the secretary and treasurer for Pioneer Minerals, Inc. and was in charge of all accounting costs, controls, lease procurement and title operations. Since the formation of that organization Mr. Engh has been active in the field work, exploration and assessment of industrial minerals in the State of Utah. Mr. Engh has served since 1985 as a tax audit manager for the Utah Tax Commission.

	Darin D. Engh. Darin D. Engh is President of Engh Flowers, Inc., a retail and wholesale garden center and nursery stock outlet which was organized in 1990, expanded to four locations along the Wasach Front of Utah, has 40 employees, and has gross annual sales today of approximately $1 million. Mr. Engh has received a bachelor of science in political geography at the University of Utah.

	Carmen J. (Tony) Lotito. Mr. Lotito received a bachelor of science degree in accounting in 1967 from the University of Southern California. He joined the accounting firm of Pannell, Kerr, Forester & Co. as the senior accountant in charge of management and audit services for that company's
San Diego, California office. In 1974 he formed his own management and financial services organization. In this respect, he provides direct management assistance and consulting financial services to oil and gas industry clients, retail operations, and food manufacturing and distribution companies. In 1988 he joined ConAgra, Inc. in San Antonio, Texas where he oversaw research and development, sales and marketing of specialty products under development. In 1994 he joined Utah Clay Technology and has served and still serves as its director of marketing.

Significant Consultants and Other Personnel.
--------------------------------------------

	Robert F. Conley, Ph.D.. Dr. Conley acts as a consultant to the company. He received a bachelor of science degree in chemistry, a masters of science degree in electro-chemistry and a doctor of philosophy degree in inorganic chemistry and mineralogy, all from Indiana University. He was employed for four years at the Indiana Geological Survey in evaluating industrial minerals and development technologies. Then, he joined the Georgia Kaolin Company and was in charge of research into high technology processes, electrochemical studies, and research into a variety of new products. At the request of the Engineering Conference, he developed a series of lectures on the mechanics and chemistry of delamination grinding. He continues to give annual seminars in the U.S. and in Europe on this topic.

	In 1974 Dr. Conley formed Mineral and Resource Technology with three other scientists to perform contract research on minerals and to develop new products, especially pigments. He is the author of approximately 30 patents on mineral and specialty material systems, their process of generation and separation. He is the coauthor of two books on industrial fine grinding and chemical treatment of mineral systems for Polymer Corporation.

	In 1977 Dr. Conley developed the electric process for producing ultra high purity solder now used by most electronic circuit board manufacturers in the U.S. From 1978 through 1981 Dr. Conley worked under contract by the Federal Power Commission in Mexico to design a system and to work with the mineral reserves in Mexico to produce alumina and aluminum metal from low-grade mexican ores. Dr. Conley is active in the general area of high technology and has been an annual guest lecturer for 15 years for the chemistry department at Kent State University on mineral pigment development, dispersion techniques and other aspects of pigment processing for the paint, plastics and polymer industries.

	No executive officer, director, person nominated to become a director, promoter or control person of our company has been involved in legal proceedings during the last five years such as

	o	bankruptcy,

	o	criminal proceedings (excluding traffic violations and other minor offenses), or

	o	proceedings permanently or temporarily enjoining, barring,
                suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

	o	Nor has any such person been found by a court of competent
                jurisdiction in a civil action, or the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

            SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT

	The table below sets forth the beneficial ownership of securities of the company by the officers and directors, individually, and as a group, and each person who is known to the company to be the beneficial owner of more than five percent of any class of the company's voting securities:


                                                                   Shares of
                                          Shares of                Series A
                                          Common Stock  Percent    Preferred Stock  Percent
                                          ------------  -------    ---------------  -------

Dennis S. Engh                             4,641,197     19.8        27,180           32.0
Thomas F. Harrison                         4,555,592     19.5        51,037           60.2
Daniel H. Engh                             4,786,307     20.4         --               --
Carmen J. (Tony) Lotito                    2,447,492     10.4         6,600            7.8
Darin D. Engh                                100,000      0.4         --               --
Robert and Jeannette Nelson                1,312,500      5.6         --               --
Officers and Directors as a group (5
persons)                                  16,530,588     70.6        84,817          100.0


	Jeannette Nelson, listed in the above table, is the sister of Dennis S. Engh, and Daniel H. Engh and the aunt of Darin D. Engh.

	There are no arrangements which may result in a change in control of the company.

                            DESCRIPTION OF SECURITIES

	The company is authorized to issue 30 million shares of common stock, $0.001 par value, and 10 million shares of preferred stock, $0.001 par value. The presently outstanding 23,421,874 shares of common stock and 84,817 shares of preferred stock are fully paid and nonassessable.

Common Stock
-------------

	Voting Rights. Holders of shares of common stock are entitled to one vote a share on all matters submitted to a vote of the shareholders. Shares of common stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the board of directors can elect all members of the board of directors.

	Dividend Rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of funds of the company legally available therefor.

	Liquidation Rights. Upon any liquidation, dissolution or winding up of the company, holders of shares of common stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders after distributions are made to the holders of the company's preferred stock.

	Preemptive Rights. Holders of common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

	Registrar and Transfer Agent. The company's registrar and transfer agent is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

	Dissenters' Rights. Under current Utah law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the company to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as

	o	mergers,

	o	consolidations,

	o	reorganizations,

	o	substantial asset sales,

	o	liquidating distributions, and

	o	certain amendments to the company's certificate of incorporation.

Preferred Stock
----------------

	The company is also authorized to issue 10 million shares of preferred stock, $0.001 par value.

	The preferred stock or any series of preferred stock has no qualities or preferences over the common stock until the board of directors acts.
The board can designate discreet series of the preferred stock. By board resolution it can carve out a series of preferred stock with specific qualities or preferences.

Series A Preferred Stock
-------------------------

	We have issued 84,817 shares of Series A Preferred Stock at $5.00 a share for a total of $424,085, which stock -

	o	is entitled to annual dividends of $0.50 a share payable only from earnings of the company and cumulative if payable but missed,

	o	is non-voting,

	o	does not carry preemption rights and

	o	is preferred over the company's common stock in the event of the liquidation and dissolution of the company.

	The Series A Preferred Stock is neither convertible into Common Stock nor redeemable at the option of the holder. It is redeemable at the option of the company.

	There are no provisions in the company's charter or bylaws that would delay, defer or prevent a change in control of the company.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

	Thomas J. Kenan is named in the registration statement of which this prospectus is a part as having given an opinion on the validity of the offered securities. His spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, which is the record owner of 764,194 shares of common stock of the company. Mr. Kenan disavows any beneficial interest in the shares owned of record by such trust.

                              INDEMNIFICATION

	Under Utah corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

	With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

	In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification. But, if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

	To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Utah law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

	Indemnification and payment of expenses provided by Utah law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested directors. In such regard, a Utah corporation behalf of any person who is or was a director, officer, employee or agent of the corporation.

	As a result of such corporation law, Utah Clay may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                         DESCRIPTION OF BUSINESS

Business Development

	Utah Clay Technology, Inc. was incorporated on March 1, 1994 in the State of Utah. Since our organization we have been engaged in the process of -

	o	locating kaolin deposits in Utah,

	o	obtaining the legal rights to these deposits,

	o	conducting exploratory operations,

	o	testing the extracted minerals in the laboratory, and

	o	selling samples of the processed form of our kaolin to a
                commercial company for market evaluation.

	We have financed these activities by the sale of capital stock for money, advances by shareholders and by the exchange of capital stock for services rendered to our company.

	Utah Clay is held together by the day-to-day services of Dennis S. Engh, our chief executive officer, and Thomas F. Harrison, a vice president and chief financial officer, and the part-time services of Carmen J. (Tony) Lotito, marketing director. They serve without receiving a regular monthly salary check. It will be difficult to replace any of them unless we obtain the liquid resources to pay salaries.

Kaolin

	Kaolin is a mineral term for a hydrated aluminum silicate with the general formula, AL2 SI2 O5 (OH)4. It occurs in a broad range of particle sizes from 200 microns down to about 0.2 microns. It also occurs in a variety of crystal structures and shapes. The Utah kaolin is quite white in the ground. Dry processing retains that whiteness.

The Market for Kaolin

	Kaolin is commonly known as "China clay" and is used extensively as a mineral filler in paint, plastics, paper, ceramics, pharmaceuticals and cosmetics, because it does not react chemically. It also has a white color and smoothness after grinding. Industrial users of kaolin combine it with other raw materials, called formulations, and have developed over 600 different applications. The largest single application is for coating paper to hide the pulp strands and to give the paper a gloss finish. Another major use is in the paint industry as an extender to reduce the amount of titanium dioxide needed to reflect light. Kaolin is also used in refractory clays, plastics, ceramics, rubber and fiberglass.

Results of Tests on the Utah Clay Deposits

	The kaolin taken from our White Mountain site in the test runs shows that the mineral can be removed by a ripper on a caterpillar tractor and loaded on trucks with a front end loader.

	The kaolin must be processed to bring it to industry standards. Utah Clay has tested the stages of the processing that are needed for these industry standards. These tests include:

	o	grinding to small particle sizes

	o	calcination - a process of heating the clay to about 1800
                degrees Fahrenheit for a time, which changes its molecular structure, and

	o	paint formulation tests.

These tests have outlined two classes of products that can fit into established markets. These are an uncalcined kaolin clay and a calcined kaolin clay, each in various small particle sizes.

Competition

	The United States is the largest single producer of kaolin in the world. Currently, ninety percent of the U.S. production comes from deposits in Georgia and South Carolina. It has been mined from this area for over 90 years. There are several companies located in this area that provide this kaolin to the U.S. and world markets, companies against whom we will have to compete should we obtain production of kaolin. Most of the standards for the world industry are based on the kaolin from this area.

Distribution Methods

	There are numerous companies in the U.S. whose business is the distribution of industrial minerals and chemicals. These companies normally have specific regions where they operate.

	We anticipate that any sale of kaolin products by us, should we encounter commercial quantities of kaolin and obtain the capital to develop them, would be done through these third-party distributors of industrial minerals.

Patents

	Utah Clay has no patents.

Government Approval of Principal Products

	There is no need to obtain government approval to sell kaolin and kaolin products. The mining leases of the company, owned or under option to lease, are mining claims or leases of lands owned by the U.S. Government or the State of Utah. Annual rentals of $100 per claim for the federal mining claims must be paid to the Bureau of Land Management. The annual lease payment to the State of Utah totals $2,106 for the four state leases.

Government Regulations

	The permitting of exploration work we have on U.S. Government leases in Utah is subject to federal regulations that are co-administered by the Utah State Division of Oil, Gas and Mining and the Bureau of Land Management. We have obtained a small miner's permit for the White Mountain site from the Bureau of Land Management and the State of Utah's Division of Oil, Gas and Mining. This permit allows us to continue to remove tonnage of kaolin from the site for commercial testing.

	The White Mountain and Oro Blanco sites have been surveyed for sensitive plant species. The survey was conducted by a certified environmental firm retained by the company. No sensitive species were found on either site.

Costs and Effects of Complying with Environmental Laws

	There are costs involved in complying with environmental laws in the exploration for kaolin. Disturbances to the land caused by our exploratory drilling will have to be reclaimed to a state typical of the surrounding area.

Employees

	We have two full time employees and two part time employees. The full time employees are Dennis S. Engh, president, and Thomas F. Harrison, vice president and chief financial officer. The part time employees are Carmen
(Tony) Lotito, marketing director, and Daniel H. Engh, vice president. We estimate that our part-time employees work for us approximately fifteen hours a week.

Working Capital Requirements

	We need approximately $500,000 to conduct a proper drilling and testing exploration program on our White Mountain and Oro Blanco leases during the next twelve months. We have not identified a source of this capital. However, we need little working capital to survive day-to-day. Our full-time and part-time employees and consultants will accept stock in lieu of cash for their personal services, as they have mainly done in the past.

	We have a stock subscription receivable of $98,100 as of June 30, 2000 from which our current cash requirements are being met. We should be able to continue to satisfy our cash requirements until March 2001 from this source.

Product Research and Development During the Next Twelve Months

	Subject to our obtaining the necessary funds, we propose to perform approximately $50,000 in research and development during the next twelve months in an effort to determine the best calcination parameters for processing kaolin for use in cement. We have been and are working with an industry partner with regard to the use of partially calcined kaolin in cement.

Additional Employees

	We have no plans to hire additional employees until we should establish that we have commercial reserves of kaolin and obtain the funds to develop them.

                            DESCRIPTION OF PROPERTY

     We have mining leases to extract minerals from mining claims in the White Mountain area and the Oro Blanco area in western Utah. We have options to acquire mining leases to extract minerals from mining claims in the Koosharem area and the Kimberly area in central Utah and in the Topaz area in western Utah. The properties are near the Union Pacific rail lines and interstate tracking routes I-70 and I-15.

Location and Means of Access to the Properties

     White Mountain Claims. The White Mountain claims are located in Beaver County, Utah approximately 25 miles west of Milford, Utah. Forty-one federal placer and overlapping lode claims are located in Sections 4-10 in Township 29 South, Range 13 West and in Sections 1 and 12 in Township 29 South, Range 14 West.

     Access to the area is provided by county gravel roads and 1.6 miles of unimproved, Bureau of Land Management ("BLM") roads. Limited upgrade of the BLM roads would be necessary to bring mining equipment to the White Mountain site.

     Oro Blanco Claims. The Oro Blanco claims are located six miles west of the White Mountain claims in Beaver County, Utah. Ninety-one federal placer and overlapping lode claims and four Utah State mineral leases covering these deposits are located in Sections 13-15, 21-24, 25-28, 32 and 34-36 in Township 29 South, Range 15 West and in Sections 1-3 and 10, 11 and 18 in Township 30 South, Range 15 West.

     Access to the property is provided by county roads and unimproved BLM roads. Limited upgrades of the BLM roads would be necessary to bring mining equipment to the Oro Blanco site.

     Koosharem Claims. The Koosharem claims are located in Piute and Sevier Counties, Utah. Twelve unpatented federal placer and overlapping lode claims are located on lands managed by the National Forest Service in Townships 26 and 27 South, Ranges 1 and 2 West.

     Access to the area is provided by BLM roads. The road is currently used by another mining operation adjacent to our claims.

     Kimberly Claims. The Kimberly claims are located in Sevier County, Utah. Twenty-six unpatented federal placer and overlapping lode claims are located on lands managed by the National Forest Service in Township 26 South, Range 4.5 West.

     Access to the site is provided by unimproved Forest Service roads. Limited upgrade of the roads would be necessary to bring mining equipment to the site.

     Topaz Claims. The Topaz claims are located in Juab County, Utah approximately 40 miles west of Delta, Utah. Twenty-six federal placer and overlapping lode claims are located on lands managed by the National Forest Service in Township 13 South, Ranges 10, 11 and 12 West and Township 14 South, Range 11 West.

     Access to the area is provided by county gravel roads and unimproved BLM roads. Limited upgrades to the BLM roads would be required to bring mining equipment to the site.

Description of Our Title

     White Mountain Claims. The lode mining claims are reserved from the BLM in the name of Don and Anola Fullmer, who are unaffiliated with our company.

     The Fullmers have granted a mining lease to Dennis S. Engh and Daniel H. Engh. Dennis Engh is president and a director of Utah Clay, and Daniel Engh is a vice president and director of Utah Clay.

	o	This lease from the Fullmers provides for -

	o	an annual $5,000 minimum lease payment,

	o	a minimum production requirement of 6,000 tons a year starting in 2005,

	o	a $2.50 a ton production royalty payment with a Consumer Price
                Index annual escalator clause on the royalty, and

	o	the payment of all annual fees to the BLM to maintain the
                claims.

     The lease expires March 15, 2005, unless commercial production of at least 5,000 tons a year is being obtained from any or all of the claims subject to the lease. The lease extends perpetually thereafter if the production minimums are met. The Engh family has incorporated the Fullmer lease with their own placer claims into one lease assigned to Utah Clay as described below.

     The White Mountain placer claims are held by the Engh family, who have granted a mining lease to Utah Clay. These persons include Dennis and Judith Engh, husband and wife; Daniel H. and Connie Engh, husband and wife;
Darin D. Engh, and Holly Engh Kingdon (the "Engh Family"). Dennis Engh is president and a director of Utah Clay, the brother of Daniel Engh and the father of Darin Engh and Holly Engh Kingdon. Daniel Engh is a vice president and a director of Utah Clay. Darin Engh is a director of Utah Clay.

	The Engh family lease provides for -

	o	a $5,000 minimum annual lease payment to the Enghs or a $2.50 a ton production royalty payment with a Consumer Price Index escalation clause, whichever is greater,

	o	a three percent royalty payment on the gross value of all ores taken from the property,

	o	the payment of all fees required to maintain the claims with the BLM, and

	o	all the terms of the Engh lease with the Fullmers for the lode claims to be met by Utah Clay.

	The term of the Engh family lease is March 27, 2004 and thereafter as long as commercial production is obtained.

	There appears on the next page a detailed map of Utah Clay's White Mountain property. There is shown on the map outlines of -

	o	the claims area,

	o	the Blue Placer claims,

	o	the Julie White placer claims, and

	o	the Julie White lode claims.

                        (Detailed map of Utah Clay's
                          White Mountain property
                         included in courtesy copies
                         [not filed electronically])

There is shown on the map outlines of -

	o	the claims area,

	o	the Blue Placer claims,

	o	the Julie White placer claims, and

	o	the Julie White lode claims.

	     Oro Blanco Claims. These 91 federal lode and placer claims and four Utah State mineral leases are all held by the Engh family. A 5.5 percent production royalty on ores taken from the four state leases must be paid to the State of Utah.

     The Engh family has granted a lease on these properties to Utah Clay. Utah Clay is to pay -

	o	all fees to the BLM to maintain the claims,

	o	and a $5,000 minimum annual lease payment to the Enghs or a
                $2.50 a ton production royalty payment with a Consumer Price Index escalation clause, whichever is greater, and

	o	a production royalty of three percent on the gross value of
                the ores taken from the property.

	The term of the lease is March 27, 2004, and as long thereafter as commercial production is maintained.

	There appears on the next page a detailed map of Utah Clay's Oro Blanco property. There is shown on the map outlines of -

	o	the mining area of interest,

	o	the Engh Family lode claims,

	o	the Engh Family placer claims, and

	o	the State of Utah mineral leases.

                        (Detailed map of Utah Clay's
                         Oro Blanco property
                         included in courtesy copies
                         [not filed electronically])

There is shown on the map outlines of -

	o	the mining area of interest,

	o	the Engh Family lode claims,

	o	the Engh Family placer claims, and

	o	the State of Utah mineral leases.

	Koosharem, Kimberly and Topaz Claims. These claims are all reserved from the BLM in the name of Don and Anola Fullmer, who are unaffiliated with our company. The Fullmers have granted leases on the claims to Daniel and Dennis Engh, whose affiliation with Utah Clay is described above. Daniel and Dennis Engh have granted options to Kaolin of the West, LLC, for it to obtain an assignment of the leases. The members and owners of Kaolin of the West, LLC, are Dennis S. Engh, Daniel H. Engh, Thomas F. Harrison and Carmen J.
(Tony) Lotito.

	The royalty payments for the leases are identical to those of the White Mountain mining claims, including the royalty payments to the Enghs and the Fullmers.

	Each of the three options expires March 27, 2004. A payment of $10,000 for each option - $5,000 to the Fullmers and $5,000 to the Enghs - must be paid by June 10 of each year to extend the options past that date as well as the payment of all federal and state rentals, taxes and other payments associated with the mining claims. To exercise each option, Utah Clay must pay to the owners of Kaolin of the West, LLC, in cash or in common stock of the company, an amount of cash or common stock equal to the fair market value of the premises subject to the optioned leases. The fair market value will be determined by reference to an evaluation of any kaolin reserves as determined by an independent engineer.

	The mining claims of the three leases under option to the company expire on March 27, 2004 unless by such date commercial production of at least 5,000 tons a year is being obtained from any or all of the claims subject to each of the leases. Once the required level of commercial production has been obtained, the term of each lease is extended for so long as the production requirement is met.

History of Mineral Exploration

	Both White Mountain and Oro Blanco have a history of mineral exploration. The following descriptions concern areas on the leases of Utah Clay.

    White Mountain. Earth Sciences conducted some exploratory drilling on property that is now under our control in White Mountain in the late 1960s and early 1970s. Earth Sciences was a consortium of companies that was looking for commercial deposits of alunite. They found alunite and associated deposits of kaolin by rotary percussion drilling. Data for these holes is not available. An overview of the geology and a summary of their drilling results is outlined in the published Final Environmental Statement date stamped August 26, 1977 by the BLM and signed by Curt Berklund, Director, Bureau of Land Management.

     Buena Vista Mining drilled seven holes on the White Mountain lease in 1992. Buena Vista was a company controlled by the Engh Family. The Enghs have made that information accessible to Utah Clay. The cores were stored and are available for chemical and brightness analysis.

     Utah Clay has an open test pit that reveals high brightness kaolin exposed at the surface. Samples have been taken from the pit to test the kaolin for use in paints and other industries.

     Neither proven nor probable reserves have been established.

     Oro Blanco. Earth Sciences conducted extensive exploration for molybdenum, uranium, gold and flourite in the Oro Blanco region of the Wah Wah Mountains in the late 1960s and early 1970s. Earth Sciences drilled 241 core and rotary holes in the area subject to our claims. They found deposits of both kaolin and alunite. This information is outlined in a report by Joseph Shearer, a registered geologist. He was retained by Fire Clay Minerals, Inc., a company controlled by the Engh Family.

     Fire Clay Minerals, Inc. next drilled 104 core holes in the area subject to our placer claims. The holes total 10,982 feet and outline a deposit of high brightness kaolin and alunite. This drilling was done in 1989 and is outlined in a report by R.R. Culpert, Ph.D.

     An area of 130 by 300 feet was stripped of overburden to expose a kaolin deposit. Samples have been taken from this area to test for brightness and chemistry.

     Neither proven nor probable reserves have been established.

     Koosharem and Kimberly Claims. There have been no significant operations on these claims other than the annual assessment work on the perceived deposits.

     Topaz Claims. Utah Clay conducted a limited drilling program on the Topaz claims property in 1995. Evidence of a certain form of kaolite, called halloysite, was found. Drilling was not sufficient to prove any reserves.

Plant and Equipment

     There is no plant or equipment at any of the sites of the mining claims.

     Power can be supplied to the White Mountain site from Utah Power &
Light's grid four miles to the east.   Power can be supplied to the
Oro Blanco site from Utah Power & Light's grid ten miles to the east.

Plan of Operations for the Next Twelve Months

	We earlier entered into two agreements for the preliminary evaluation of our properties and the cost of building a processing facility.

	ISG Resources, Inc. We provided access to our properties to ISG Resources, Inc. of Salt Lake City, Utah, for the purpose of enabling it to determine the feasibility of a joint venture between it and our company for the mining, production and marketing of certain kaolin clay products from our properties. ISG Resources twice extended the term of this agreement. It finally advised us that our kaolin would be acceptable for producing a product that it markets but that it markets an insufficient quantity of this product to justify building a production facility solely for this product.

	Precision Systems Engineering. Precision Systems Engineering of Salt Lake City, Utah was employed in June 1999 to provide an estimate of the cost of designing and constructing a kaolin clay processing facility for our company. It provided an initial estimate but, due to our inability to pay for a complete study, design and estimate, we and it suspended further efforts in this regard until we can pay for a complete design and estimate.

	During the next twelve months we propose to re-analyze the seven core holes that were drilled on the White Mountain property by Buena Vista Mining in 1992. This analysis will cover the brightness, alteration minerals, percent of alteration and color along with other tests. Then, subject to the availability of funds, we will conduct a new drilling program. Our plan provides that holes will be drilled on 200-foot spacing to define the areas of greatest shallow, high brightness kaolinite. The drilling will commence outward from the test pit where a previous hole encountered 136 feet of white kaolin. The next phase of drilling will concentrate on the highest potential areas found in the first holes. The spacing will be 100 feet. The holes will be drilled to 150 feet. The drilling will produce cores. Samples from these cores will be tested for brightness, color, specific gravity, chemical composition and contaminates. The goal of this drilling and analysis of the cores is to establish the presence of mineralized material. We will then combine this information with the requirements of industry standards, prices of marketable kaolin and recovery costs to determine the degree of legal and economic feasibility of further activities.

	Should this determination be favorable for further activities, we will seek the funds needed to construct a processing facility. The initial engineering and design work performed for us by Precision Systems Engineering concluded that the cost of a processing facility will be from $5 million to

$10 million, depending on the capacity of the facility. We have not located a source of these funds.

	We estimate it will take approximately one year after the funds are committed to the facility to complete its design and construction and to make it operational. Only then would we first obtain revenues for our company.

	We have not identified a source of capital for our drilling program. We propose to approach persons known to our management and familiar with our company's history as the source of this capital.

     Oro Blanco. A drilling and testing program similar to that planned for White Mountain is contemplated. There was an indication from the previous program that a promising trend of kaolin continues to the east past where the previous drilling program stopped. This trend will be explored in the new drilling program.

     Koosharem, Kimberly and Topaz Claims. We have no present proposed program of exploration on these properties that are subject to our options to acquire. They are without known reserves.

Rock Formations and Mineralization

	White Mountain: Kaolin, hydrated silica and alunite occur as a mixed mineral system in the White Mountain region of Utah in the lower and upper tuff members of an unnamed geological formation. These minerals vary in their percentages throughout the deposits and have formed where acid-rich, hydrothermal fluids have strongly altered the tuffs. "Tuff" is a geological term for rock composed of finer kinds of volcanic detritus commonly fused together by heat.

	The percentages of the three primary components vary depending upon the composition of the tuff and the heat and character of the hydrothermal fluids. Kaolin, for example can occur from 99% down to 25%. Alunite typically occurs in the range 2% to 12%. Hydrated silica in the form of opal and opal CT make up the major portion of the remainder. Because these three components are all white and all insoluble in water, their combination makes a good, non-reactive white pigment for incorporation in paint, plastics, paper and other products. When the mixtures are calcined at high temperatures, the products are virtually indistinguishable from 100% kaolin calcined at the same temperature, except that the hydrothermal materials are whiter.

	Strong alteration of the tuff to kaolin, alunite and hydrated silica occurs for about two miles along east-west faults. Local centers for high kaolin and alunite occur where north-northwest faults intersect the main east-west structural feature. Individual centers range in size from 250 to 500 feet in width and extend 2000 feet in length along the principal feeder fault. In these alteration zones, the kaolin and alunite grade outward in composition. At their termination, bands of high iron oxide, red in color, occur, usually followed by hard silica.

	Chemical analyses of the whitest regions within the deposit suggest small amounts of iron oxide (as hematite and goethite) of 0.3%, occasional calcium sulfate (0.5%) and some jarosite (0.5%), a mineral similar in character to alunite but containing iron structurally substituted for aluminum. The remainder of the impurities, as Mg, Ca, K, Na, and Ti, are less than 2% total and are similar to impurities in commercial kaolins from Georgia and South Carolina.

	These impurities are not separated during the commercial processing and have no deleterious effect on pigment properties in the end products.

	Numerous chemical analyses of the kaolinite have been done. They uniformly show low amounts of contaminants, specifically iron.

	Typical amounts of other minerals are:

		Fe		0.172%
		Na2O		0.296%
		K2O		1.48%
		CaO		0.505%
		MgO		0.118%

     Oro Blanco. The geology is similar to that at White Mountain, but the alteration is more complex.

     Koosharem, Kimberly and Topaz Claims. Each of these areas shows the hydrothermal alteration of volcanic tuffs. The geology has not been studied in sufficient detail to describe it accurately.

Geology

	Drilling and testing which has been conducted to date on our properties suggest that the cap rock (mineralization which occurs on top of the kaolin) is shallow in many locales, often less than 25 feet in thickness. The veins of mineralized kaolin (and associated minerals) under this cap rock are often quite wide and of a consistent color and composition, especially after the calcination process is employed. Further drilling and analyses and required to evaluate the usable volume and grade as well as to develop the initial mining plan.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	During 1998 the company issued 2,100,774 shares of its common stock at $0.18 a share to the following officers and directors of the company, persons owning more than five percent of any class of security of the company, or to members of their immediate family:

                            Relationship           No. of Shares    Value of
     Person                  to the Company            Issued      Consideration
     ------                  --------------            ------      -------------

Della Engh                  Mother of Dennis and       823,333       $ 148,200
                            Daniel Engh

Dennis S. Engh              President and Director     581,900         104,742

Carmen J. (Tony) Lotito     Director of Marketing      332,659          59,879
                            and Director

Thomas F. Harrison          Vice President, Chief      135,872          24,467
                            Financial Officer and
                            Director

Daniel H. Engh              Vice President and         227,010          40,862
                                                     ---------       ---------
                            Director
                                                     2,100,774       $ 378,150

	The consideration we received from Della Engh for the above shares was the cancellation of loan indebtedness in the indicated amount owed by Utah Clay to her. The consideration we received from the other persons named above was the cancellation of debt in the indicated amounts arising from unpaid compensation for their services as officers of Utah Clay.

	On December 27, 1999 we issued 17,739,500 shares of our common stock as the purchase price for an assignment of the Oro Blanco mining lease. The shares were valued at $0.001 a share for a total purchase price of $17,739.50. At the time of the purchase, our common stock had not traded in the over-the-counter market for several weeks, and the stockholders' capital in Utah Clay was impaired. The seller of the Oro Blanco lease was Utah Kaolin Corporation, an affiliate of Utah Clay by reason of common directors of the two companies and by reason of common control of the two companies through majority ownership of the voting stock of each company by the directors of the two companies.

	Utah Kaolin Corporation subsequently distributed the 17,739,500 shares to its shareholders. One of those shareholders, Thomas J. Kenan, who is legal counsel to Utah Clay and to Utah Kaolin, transferred 650,194 shares to a trust under the control of his spouse, Marilyn C. Kenan, who also is the primary beneficiary of the trust. He donated remaining 10,000 shares to his legal assistant, Sherie S. Adams. The complete distribution of the 17,739,500 shares of Utah Clay stock by Utah Kaolin was as follows:


                                                                      No. of
                                                                      Shares
  Person                    Relationship to the Company               Issued
  ------                    ---------------------------               ------

Dennis S. Engh              President and Director                   3,979,297

Daniel H. Engh              Vice President and Director              3,979,297

Thomas F. Harrison          Vice President and Director              3,869,666

Carmen J. (Tony) Lotito     Director of Marketing and Director       1,984,833

Marilyn C. Kenan,           Spouse of Thomas J. Kenan,                 650,194
Trustee of the Marilyn      securities law counsel to the
C. Kenan Trust              company

Dorcas Ardella Engh         Mother of Dennis S. Engh and               850,000
                            Daniel H. Engh

Sherie S. Adams             Legal Assistant to Thomas J.                10,000
                            Kenan, securities law counsel to
                            the company

Robert N. Nelson and        Brother-in-law and sister of             1,300,000
Jeanette E. Nelson, TTEE    Dennis S. Engh and Daniel H. Engh,
FBO Nelson Family           and uncle and aunt to Darin Engh
Revocable Trust UAD 2-
28-91

Raymond and Olga Nelson     Son and daughter-in-law of Robert          200,000
                            N. Nelson and Jeanette E. Nelson

Jack Nelson                 Son of Robert N. and Jeanette E.           100,000
                            Nelson

Kendrick O. Morrison        None (non-affiliated shareholder)          816,213


           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

	Our common stock was earlier quoted on the OTC Bulletin Board under the stock symbol "UTCL". The high and low bid information for the stock during 1998, 1999 and the first quarter of 2000 is set forth below. The information was obtained from the OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

                Calendar
                Quarter         High              Low
               ---------       -------         ---------

         1998:
                1st Qtr         2.125           1.75
                2nd Qtr	        2.0625          1.625
                3rd Qtr         1.875           1.3125
                4th Qtr         1.53125         0.125

        1999:
                1st Qtr         0.3438          0.1600
                2nd Qtr         0.8438          0.1875
                3rd Qtr         0.6250          0.1300
                4th Qtr         0.5000          0.1875

        2000:
                1st Qtr         1.125           0.25


	During the period from May 3, 2000 to the date of this prospectus our common stock was removed from the Bulletin Board and was quoted only in the "Pink Sheets". We anticipate that our common stock will once again be admitted to quotation privileges on the Bulletin Board within a few days after the date of this prospectus.

Holders. There are approximately 200 holders of record of our common stock. There are three holders of record of our Series A Preferred Stock, for which there is no trading market.

Dividends. No cash dividends have been declared during the last two years for either the common stock or the Series A Preferred Stock. There are no restrictions that limit the ability of the company to pay dividends on the common stock or that are likely to do so in the future other than the requirement that dividends be paid first to the holders of the company's preferred stock.

                         PENNY STOCK REGULATIONS

	Our common stock has always traded at a price less than $5 a share and is subject to the rules governing "penny stocks."

	A "penny stock" is any stock that:

	o	sells for less than $5 a share,

	o	is not listed on an exchange or authorized for quotation on
                The Nasdaq Stock Market, and

	o	is not a stock of a "substantial issuer."  Utah Clay
                Technology is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

	There are statutes and regulations of the Securities and Exchange Commission that impose a strict regimen on brokers that recommend penny stocks.

The Penny Stock Suitability Rule

	Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

	After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

	Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

	The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

	The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

	o	transactions not recommended by the broker-dealer,

	o	sales to institutional accredited investors,

	o	sales to "established customers" of the broker-dealer -
                persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

	o	transactions in penny stocks by broker-dealers whose income
                from penny stock activities does not exceed five percent of their total income during certain defined periods.

The Penny Stock Disclosure Rule

	Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

Effects of the Rule

	The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

	Our common stock likely will continue to trade below $5 a share and be, for some time at least, a "penny stock" subject to the trading market impediments described above.

Potential De-Listing of Common Stock

	NASD Eligibility Rule 6530 issued on January 4, 1999, states that issuers that do not make current filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 are ineligible for listing on the OTC Bulletin Board. Issuers who are not current with such filings are subject, first, to having an "E" appended to their trading symbol and, then, to de-listing if they fail to become current within a short period of time.
Our common stock was delisted on May 3, 2000, because we were not a reporting company. We will become a reporting company the day the Commission makes effective our registration statement of which this prospectus is a part.
We anticipate our Bulletin Board trading privileges, under our previous stock trading symbol of "UTCL", will be restored within a few days after the date on the cover of this prospectus. Even so, we will remain subject to delisting at any time that we are not current in filing reports in the future.

Reports to Security Holders

	We will file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports.

This prospectus is part of a registration statement that, when effective at the Securities and Exchange Commission, subjects us to these reporting requirements. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Utah Clay is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

                           EXECUTIVE COMPENSATION

	No executive officer of the company has received total compensation in any of the last three years that exceeds $100,000. The table below sets forth all compensation awarded to, earned by, or paid to Dennis S. Engh, the president of the company during 1999:

                                                                Long Term Compensation
                                                              ---------------------------
                                                 Awards
                                       -------------------------
       Annual Compensation                            Securities           Payouts
- ------------------------------------                Underlying   ----------------------
                        Other Annual   Restricted     Options/     LTIP      All Other
Year   Salary   Bonus   Compensation   Stock Awards   SARS         Payouts   Compensation

1999   $72,000    0         0               0            0           0           0


Stock Options. We have adopted a 2000 Stock Option Plan, the major provisions of which Plan are as follows:

	Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time. The option committee has granted no options.

Directors. There are no arrangements pursuant to which directors of the company are compensated for their services as a director.

Employment Contracts. The company has no employment contracts with any person or any compensatory plan or arrangement with any person that would result from the resignation, retirement or any other termination of a person's employment with the company or its subsidiaries or from a change in control of the company or a change in a person's responsibilities following a change in control of the company.

              CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                     ACCOUNTING AND FINANCIAL DISCLOSURE

	The principal independent accountant of the company or any significant subsidiary has not resigned, declined to stand for re-election, or been dismissed by the company during the periods for which financial statements are included herein.

                             ADDITIONAL INFORMATION

	The company will furnish its shareholders with annual reports containing audited financial information, reported upon by independent public accountants. The company shall also furnish quarterly reports for the first three quarters of each year containing unaudited financial information.

                              FINANCIAL STATEMENTS

	The following financial statements are included as part of this prospectus:

                                                                       Page
                                                                      ------

Independent Auditors' Report .........................................	F-1

Balance Sheets December 31, 1999 and 1998 ............................	F-2

Statements of Operations
	Year ended December 31, 1999 and 1998 ........................	F-4

Statements of Changes in Stockholders' Deficit
	From inception (March 1, 1994) to
	December 31, 1999 ............................................	F-5

Statements of Cash Flows
	Year ended December 31, 1999; year ended
	December 31, 1998; and cumulative from
	inception (March 1, 1994) to
	December 31, 1999 ............................................	F-7

Notes to Financial Statements ........................................	F-9

Balance Sheets September 30, 2000 (Unaudited) and
	December 31, 1999 ............................................	F-18

Statements of Operations (Unaudited)
	Quarter ended September 30, 2000 and 1999, and
	cumulative from inception (March 1, 1994)
	to September 30, 2000 ........................................  F-20

Statements of Changes in Stockholders' Deficit
	from inception (March 1, 1994) to
	September 30, 2000 (Unaudited)................................  F-21

Statements of Cash Flows (Unaudited)
	Quarter ended September 30, 2000 and 1999, and
	cumulative from inception (March 1, 1994)
	to September 30, 2000 ........................................  F-24

Notes to Financial Statements (Unaudited) ............................  F-26

                       INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Utah Clay Technology, Inc.

	We have audited the accompanying balance sheets of Utah Clay Technology, Inc. (An Exploration stage company) as of December 31, 1999 and 1998 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1999 and 1998, and for the period from inception (March 1, 1994) to December 31, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and singnificant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Utah Clay Technology, Inc. (An Exploration Stage company) as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended, and for the period from inception (March 1, 1994) to December 31, 1999, in conformity with generally accepted accounting principles.

	The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 11 to the financial statements, the company has suffered losses from operations and remains in the Exploration stage. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainly.

                                                  /s/ Kabani & Company, Inc.

                                                      Kabani & Company, Inc.
Fountain Valley, California
March 17, 2000

                             Utah Clay Technology, Inc.
                           (An Exploration Stage Company)
                                  BALANCE SHEETS
                             December 31, 1999 & 1998



                                     ASSETS
                                     ------

                                                         1999           1998
                                                     -----------    -----------


Current Assets
     Cash                                            $       640    $       208
     Receivables                                             350            100
                                                     -----------    -----------

      Total Current Assets                                   990            308

Properties & Equipment
    Laboratory equipment                                   2,484          2,484
    Machine design & configuration                       128,000              -
    Mining leases                                         45,073         27,333
                                                     -----------    -----------

        Total Properties & Equipment                     175,557         29,817
                                                     -----------    -----------

                                                     $   176,547    $    30,125



















 The accompanying notes are an integral part of these financial statements.


                             Utah Clay Technology, Inc.
                          ( An Exploration Stage Company )
                                   BALANCE SHEETS
                              December 31, 1999 & 1998




     LIABILITIES AND STOCKHOLDERS' DEFICIT                 1999            1998
     -------------------------------------             ------------    ------------
Current Liabilities
     Accounts payable                                  $    358,839    $    194,541
     Advances payable- officers and directors	            328,712         226,394
     Notes payable                                          149,469          25,611
                                                       ------------    ------------

        Total Current Liabilities                           837,020         446,546

Stockholders' Deficit
    Preferred stock, par value $0.001;
    10,000,000 shares authorized;
    84, 817 shares issued and outstanding                        85              85

    Common stock, par value $0.001;
       30,000,000 shares authorized; 23,331,874
       shares in1999 and 5,592,374 shares in 1998
       issued and Outstanding                                23,332           5,592
    Additional paid-in capital                            1,451,691       1,451,691
    Deficit accumulated from inception                  (2,135,581)     (1,873,789)
                                                       ------------    ------------

        Total Stockholders' Deficit                       (660,473)       (416,421)
                                                       ------------    ------------

                                                       $    176,547    $     30,125
                                                       ============    ============













  The accompanying notes are an integral part of these financial statements.

                                           F-3

                                Utah Clay Technology, Inc
                             (An Exploration Stage Company )
                                STATEMENTS OF OPERATIONS



                                                      Year ended December 31,
                                                    --------------------------
                                                       1999            1998
                                                     --------        --------

Revenues                                             $   -           $   -

Expenses:

Mineral lease rentals                                  64,531          48,608
General and administrative                            197,161         514,643
                                                    ---------       ---------
Loss before income taxes                            (261,692)       (563,251)
Income taxes                                              100             100
                                                    ---------       ---------
NET LOSS                                          $ (261,792)     $ (563,351)
                                                  ===========     ===========
Basic and diluted Loss per
     common share                                  $   (0.04)     $    (0.18)
                                                  ===========     ===========
Basic and diluted weighted average
    number of common shares
     outstanding                                    5,835,381       3,127,762
                                                  ===========     ===========














  The accompanying notes are an integral part of these financial statements.



                                             Utah Clay Technology, Inc.
                                         ( An Exploration Stage Company )
                                   STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                                From Inception (March 1, 1994) to December 31, 1999



                                                                                                 Deficit
                                                                                   Additional  Accumulated
                          Preferred       Stock         Common        Stock         Paid-In       From
                           Shares         Amount        Shares        Amount        Capital     Inception        Total
                           ------         ------        ------        ------        -------       -----          -----

Shares issued for
cash March 1, 1994            --      $      --        5,600,000   $    56,000    $             $              $    56,000

Shares issued for
services March 1,
1994                          --             --       14,400,000       144,000           --            --          144,000

Net loss for period
March 1, 1994 to
December 31, 1994             --             --             --            --             --        (105,573)      (105,573)
                        -----------   -----------     -----------  -----------    -----------   -----------    -----------
Balance December
31, 1994                      --             --       20,000,000       200,000           --        (105,573)        94,427

Net loss for the year
ended December 31
1995                          --             --             --            --             --        (672,267)      (672,267)
                        -----------   -----------     -----------  -----------    -----------   -----------    -----------

Balance December
31, 1995                      --             --             --         200,000           --        (777,840)      (577,840)

1 for 10 reverse split
September 30, 1996                                   (20,000,000)      (180,000)       180,000

Change of par value
to $0.001                     --             --             --          (18,000)        18,000         --             --

Preferred stock
issued to related
parties for
cancellation of debt
September 30, 1996          84,817             85           --             --          424,000         --          424,085

Shares issued for
services in 1996                                         265,000            265         48,200         --           48,465

Net loss for the year
ended December 31
                              --             --             --             --             --       (153,669)      (153,669)
                        -----------   -----------     -----------  -----------    -----------   -----------    -----------

Balance December
31, 1996                    84,817    $        85      2,265,000   $     2,265    $   670,200   $  (931,509)   $  (258,959)



			The accompanying notes are an integral part of these financial statements.

                                                             F-5


                                              Utah Clay Technology, Inc.
                                            (An Exploration Stage Company)
                               STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUE)
                                  From Inception (March 1, 1994) to December 31, 1999


                                                                                                  Deficit
                                                                                 Additional     Accumulated
                          Preferred       Stock        Common        Stock         Paid-In         From
                            Shares        Amount       Shares        Amount        Capital       Inception        Total
                         -----------   -----------   -----------   -----------   -----------    -----------    -----------

Balance December
31, 1996                      84,817   $        85     2,265,000   $     2,265   $   670,200    $  (931,509)   $  (258,959)

Shares issued for
cash in 1997                    --            --         100,000           100       199,900           --          200,000

Shares issued for
debt cancellation
in 1997                         --            --         165,000           165          (165)          --             --

Net loss for the year
ended December
31, 1997                        --            --            --            --            --         (378,929)      (378,929)
                         -----------   -----------   -----------   -----------   -----------    -----------    -----------

Balance December
31, 1997                      84,817            85     2,530,000         2,530       869,935     (1,310,438)      (437,888)

Shares issued for
outstanding
Warrants                        --            --         389,600           389       103,634           --          104,023

Shares issued for
debt cancellation
In 1998                         --            --       2,100,774         2,101       376,049           --          378,150

Shares issued for
services in 1998                --            --         572,000           572       102,073           --          102,645

Net loss for the year
ended December31, 1998          --            --            --            --            --         (563,351)      (563,351)
                         -----------   -----------   -----------   -----------   -----------    -----------    -----------
Balance December
31, 1998                      84,817            85     5,592,374         5,592     1,451,691     (1,873,789)      (416,421)

Shares issued for
mining lease                    --            --      17,739,500        17,740          --             --           17,740

Net loss for the year
ended December
31, 1999                        --            --            --            --            --         (261,792)      (261,792)
                         -----------   -----------   -----------   -----------   -----------    -----------    -----------

Balance December
31, 1999                      84,817   $        85    23,331,874   $    23,332   $ 1,451,691    $(2,135,581)   $  (660,473)
                         ===========   ===========   ===========   ===========   ===========    ===========    ===========


                      The accompanying notes are an integral part of these financial statements.

                                                            F-6


                                      Utah Clay Technology, Inc.
                                    (An Exploration Stage Company)
                                       STATEMENTS OF CASH FLOWS

                                                                                   Cumulative
                                                                                   from inception
                                                   Year ended      Year ended      (March 1, 1994)
                                                   December 31,    December 31,    to December 31,
                                                   1999            1998            1999
                                                   --------------  --------------  ---------------
Cash flows from operating activities:
Net loss                                           $    (261,792)  $    (563,351)  $   (2,135,581)
Adjustments to reconcile net loss to net cash
   used in operating activities:
   Issuance of common stock for services                        -         102,645          295,110
   Decrease in other assets                                     -           9,975                -
   (Increase) in receivables                                (250)           (100)            (350)
   Increase in Accounts payable                           164,298          67,600          507,039
                                                    -------------  --------------  ---------------
   Net cash used in operating activities                 (97,744)       (383,231)      (1,333,782)

Cash flows from investing activities:
   Mining leases                                                -               -         (27,333)
   Machine design & configuration                       (128,000)               -        (130,484)
   Net cash used in investing activities                (128,000)               -        (157,817)

Cash flows from financing activities:

   Net proceeds from advances by
   Officers/directors                                     102,318         246,856          982,747
   Proceeds from notes payable                            123,858          25,611          149,469
   Issuance of shares                                           -         104,023          360,023
                                                    -------------  --------------  ---------------
   Net cash provided by financing activities:             226,176         376,490        1,492,239

Net increase (decrease) in cash & cash
equivalent                                                    432         (6,741)              640
Cash & cash equivalent - beginning of period                  208           6,949                -
                                                    -------------  --------------  ---------------
Cash at end of period                               $         640  $          208  $           640
                                                    =============  ==============  ===============











                The accompanying notes are an integral part of these financial statements.

                                                     F-7



                           Utah Clay Technology, Inc.
                         (An Exploration Stage Company)
                       STATEMENTS OF CASH FLOWS (CONTINUE)


                                                                               Cumulative
                                                                               from inception
                                               Year ended        Year ended    (March 1, 1994)
                                               December 31,      December 31,  to December
                                               1999              1998          1999
                                               -----------       ----------    ----------
Supplemental disclosures:

Cash paid during the period for:

    Interest                                    $        4,802   $    2,149    $  6,951
                                                ==============   ==========    ========

    Income tax                                  $          300   $      250    $    850
                                                 ==============   ==========    ========

Non-cash investing and financing activities:

    Issuance of common stock for services       $         --     $  102,645    $295,110
                                                ==============   ==========    ========

    Issuance of preferred stock for debt        $         --     $     --      $424,085
                                                ==============   ==========    ========

    Issuance of common stock for acquisition
      of Mining rights                          $       17,740   $     --      $ 17,740
                                                ==============   ==========    ========

    Issuance of common stock against
      cancellation of debt - Advances and
      accrued expenses                          $         --     $  378,150    $802,235
                                                ==============   ==========    ========



      The accompanying notes are an integral part of these financial statements.

                                          F-8

                               Utah Clay Technology, Inc.
                             (An Exploration Stage Company)
                             Notes to Financial Statements
                               December 31, 1999 and 1998


Note 1- Summary of significant accounting policies

Organization and nature of operations

     Utah Clay Technology, Inc. (the "Company"), a Utah corporation, was incorporated on March 1, 1994. The planned operations of the Company are to engage in mining, processing and marketing of minerals. For the period from inception (March 1, 1994) to December 31, 1999 the Company had no revenues. The Company is classified as An Exploration stage company because its principal activities involve obtaining the capital necessary to execute its strategic business plan.

Cash and cash equivalents

     The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Issuance of share for services

     Valuation of shares for services is based on the fair market value of services.

Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Properties & equipment

     Equipment is recorded at cost. The Company has adopted the straight-line method in computing depreciation for financial reporting purposes and generally uses accelerated methods for income tax purposes. The annual provision for depreciation will be computed principally in accordance with the following ranges of asset lives: laboratory equipment- 3 to 5 years; processing equipment- 3 to 10 years. Equipment was acquired and set up in late, 1997. No depreciation expense has been recorded in the financial statements as the company is yet to use any of its equipment and mining properties. (See Note 4).

                         Utah Clay Technology, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                         December 31, 1999 and 1998


Reclassifications

     Certain items in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current years' presentation. These reclassifications have no effect on the previously reported income (loss).

Income taxes

     Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded
(i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the company adopted the new fair value method. The company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

                            Utah Clay Technology, Inc.
                          (An Exploration Stage Company)
                          Notes to Financial Statements
                            December 31, 1999 and 1998


Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Comprehensive income

     Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statements that is displayed with the same prominence as other financial statements. The company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Reporting segments

     Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Pension and other benefits

     In February 1998, the Financing accounting standards board issued statement of financial accounting standards No. 132, Employers' disclosures about pension and other post-retirement benefits
(SFAS No. 132), which standardizes the disclosures requirements for pension and other post -retirement benefits. The company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

                         Utah Clay Technology, Inc.
                       (An Exploration Stage Company)
                       Notes to Financial Statements
                        December 31, 1999 and 1998


Accounting for the costs of computer software developed or obtained for internal use

     In March 1998, the Accounting standards executive committee of the American institute of certified public accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be continued capitalized and amortized over the useful life of the related software. The company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Costs of start-up activities

     In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Accounting developments

                        In June 1998, the FASB issued SFAS No. 133,
"Accounting for derivative instruments and hedging activities", effective for fiscal years beginning after June 15, 1999, which has deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement requires that an entity recognize all derivative as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The company does not expect that the adoption of this standard will have a material impact on its financial statements.

Note 2-  Income taxes

     Since the Company has not generated taxable income since inception, no provision for income taxes has been provided (other than minimum franchise taxes paid to the State of Utah). Differences between income tax benefits computed at the federal statutory rate and reported income taxes for 1999 and 1998 are primarily attributable to the valuation allowance for net operating losses (NOL) and other permanent differences.

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                      Notes to Financial Statements
                        December 31, 1999 and 1998


The net deferred tax (benefit) due to NOL carried forward, as of December 31, 1999 and 1998, consisted of the following:


                                                  1999          1998
                                                  ----          ----

Deferred  tax  asset                         $  418,389    $  313,672
Deferred  tax asset valuation allowance        (418,389)     (313,672)
                                             ----------    ----------
  Balance as of December 31                  $     --      $     --
                                             ==========    ==========


     A summary of Net operating losses carried forward and their expiration date is as follows:

                     Year of Expiration             Net Operating Losses
                     ------------------             --------------------
                                   2009                     $    105,573
                                   2010                           79,963
                                   2011                          112,380
                                   2012                          199,733
                                   2013                          286,532
                                   2014                          261,792
                           ------------                     ------------
                                  Total                     $  1,045,973
                           ============                     ============





Note 3-  An exploration stage company

     An exploration stage company is one for which principal operations of mining have not commenced or principal operations have generated an insignificant amount of revenue. Management of an exploration stage company devotes most of its activities in conducting exploratory mining operations. The company expenses all exploration costs as incurred. Operating losses have been incurred through December 31, 1999, and the Company continues to use, rather than provide, working capital in this operation. Although management believes that it is pursuing a course of action that will provide successful future operations, the outcome of these matters is uncertain.

Note 4-  Mining lease and related expenditures

     Management and other shareholders formed the Company to obtain the necessary financing to mine, explore, develop, operate and sell kaolin.
The Company owns two mining lease (including acquisition of a mining lease in December 1999) and has options to acquire three other mining leases held by founders (these parties are also directors and officers of the Company) of the Company. The Company expenses all acquisition, Exploration and development costs that relate to specific mineral properties.

                           Utah Clay Technology, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                           December 31, 1999 and 1998


The realization of the costs of mining properties and deferred expenses is dependent upon sales of kaolin on a commercial basis from the reserves of ore bodies. For the period from inception ( March 1, 1994 ) to December
31, 1999 the Company had no revenues. To commence operations, the Company's management believes significant additional equity and debt financing will be required.

Note 5- Accounts payable and accrued expenses

     Accounts payable and accrued expenses as of December 31, 1999 and 1998, consist of the following:

                                               1999                    1998
                                               ----                    ----
    Lease rentals payable                   $  82,571               $  52,906
    Litigation settlement                        --                    40,000
    Legal fees                                 66,249                  36,508
    Machine design & configuration            128,000                    --
    Health Insurance                           12,343                    --
    Miscellaneous                              69,676                  62,127
                                            ---------               ---------
                                            $ 358,839               $ 191,541
                                            =========               =========


Note 6-Advances payable - Officers & Directors

     Advances payable represents amount payable to officers or directors of the company in lieu of their services or for advances made to the company. In 1998, the company issued common stock against a portion of advances outstanding. The advances payable to officers and directors are unsecured, interest free and due on demand.

Following is a summary of Advances payable to officers and directors of the company, as of December 31, 1999 and 1998:

Balance as on December 31, 1997                                     $ 209,488
Advances from officers and directors during 1998                      287,454
Less: Issuance of 1,277,495 common stock @$0.18 per share            (229,950)
         Repayment of advances in 1998                                (40,598)
                                                                     ---------
Balance as on December 31, 1998                                       226,394
Advances from officers and directors during 1999                      127,000
Less: Repayment of advances in 1999                                  (24,682)
                                                                     ---------
Balance as on December 31, 1999                                     $ 328,712
                                                                     =========

                           Utah Clay Technology, Inc.
                         (An Exploration Stage Company)
                         Notes to Financial Statements
                          December 31, 1999 and 1998

Note 7-Notes payable

     Notes payable as on December 31, 1999 and 1998 comprised of following:

                                                                    1999          1998
                                                                    ----          ----
Note payable-Bank, bearing an interest rate of 4 percent over the prime rate (7.75% on 12/31/99 and 8.50% on 12/31/98)
and due on demand.                                               $  24,005     $  25,611
Note payable to an affiliated company, unsecured, interest
free and due on demand.                                             30,464          --
Notes payable to individuals related to officers of the
company,  bearing an interest rate of 10% per annum,
unsecured and due on demand                                         50,000          --
Notes payable to others, bearing an interest rate of 10% per
annum, unsecured and due on demand                                  20,000          --
Notes payable to others, interest free, unsecured and due on
demand                                                              25,000          --
                                                                 ---------     ---------
Total                                                            $ 149,469     $  25,611
                                                                 =========     =========

Note 8- Preferred Stock

     Effective September 30, 1996, the Company authorized the following transactions:
     ( a ) Authorization of 10,000,000 shares of preferred Stock at par value of $ 0.001.
     ( b ) The Company issued to the following officers, directors and shareholders in exchange for the cancellation of the debt represented by $ 424,085 in advances, 84,817 shares of Series A Preferred Stock at $ 5.00 a share, which stock is entitled to annual dividends of $0.50 a share payable from the earnings of the Company and cumulative if missed, is non-voting and is preferred over the company's common Stock in the event of the liquidation and dissolution of the Company. The Series A Preferred Stock is neither convertible into common Stock nor redeemable at the option of the holder but is redeemable at the option of the company.


                        Amount of                                  Number of
                             Debt           Price /                Preferred
Name                    Converted             Share                   Shares
- ----                  -----------        -----------             -----------
Thomas F. Harrison    $   255,185          $   5.00                   51,037
Dennis S. Engh            168,900          $   5.00                   33,780
                      -----------                                -----------
Total                 $   424,085                                     84,817
                      ===========                                ===========

                         Utah Clay Technology, Inc.
                       (An Exploration Stage Company)
                        Notes to Financial Statements
                         December 31, 1999 and 1998


Note 9- Litigation

     Utah Clay was a defendant in a lawsuit brought for the recovery of $ 50,000, interest and attorney fees by Six Way, Inc. and Daniel W. Jacksons Trustee of the MJB Trust. The Company acknowledged the loan made to it by the plaintiffs, which was the basis for the civil action. The claim was settled for $60,000, including interest and litigation costs of $10,000, to be payable by 1999. By December 31, 1999, the whole amount was paid off. The outstanding liability of $40,000 as of December 31, 1998 is included in Accounts payable and accrued expenses.

Note 10- Acquisition of mining lease

     The company acquired a mining lease of Kaolin mineral from an affiliated company for $17,740 on December 27, 1999. The Company issued 17,739,500 shares of common stock @$0.001 per share in lieu of consideration of mining lease.

Note 11-Going Concern uncertainty

     The company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The company incurred a net loss of $2,135,581 for the period from inception (March 1, 1994) to December 31, 1999. The company's current liabilities exceeded its current assets by $836,030 and $446,238 as of December 31, 1999 and 1998, respectively. The company's total liabilities exceeded its total assets by $660,473 and $416,421 as of December 31, 1999 and 1998, respectively. These factors, as well as the uncertain conditions that the company faces in its day-to-day operations, create an uncertainty as to the company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the company be unable to continue as a going concern.

     The company plans to finance the continued operations for the next year through private funding and funding from officers of the company. In this regard, the company raised $90,000 by issuing 260,000 shares through private placement in the first quarter of 2000. The company has also issued an additional 200,000 shares in March against which there is a subscription receivable of $130,000. The company expects to collect the subscription receivable in the third quarter of 2000. The company has also initiated discussions with a third party processor of its kaolin to utilize the reserves when they are defined.

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                       Notes to Financial Statements
                        December 31, 1999 and 1998


12- Subsequent events & Commitments

     Lease commitments
          Subsequent to year ended December 31, 1999, the company entered in to five separate lease addendum agreements for mining leases on two properties and option for mining lease on three properties, at $10,000 per year, per property, for next five years through March, 2005. The company also is required to pay to the Bureau of land management, US Department of interior, an amount of $21,000 per year pursuant to their mining lease and option agreement.

     Issuance of shares
          Subsequent to year ended December 31, 1999 the company entered in to various agreements with several parties, whereby, the company issued 1,540,000 shares for $573,000 in consideration for cash, services and cancellation of debt, during the quarter ended March 31, 2000.

     Stock Option
          Subsequent to year ended December 31, 1999 the company has adopted a stock option plan, under which options granted may be "employee incentive stock options" as defined under Section 422 of the Internal revenue code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time. The option committee has granted no options. The date of grant of an Option shall, for all purposes, be the date on which the Option Committee makes the determination granting such Option, or such other date as is determined by the Option Committee.

                         Utah Clay Technology, Inc.
                       (An Exploration Stage Company)
                               BALANCE SHEETS
                  September 30, 2000 & December 31, 1999



                       ASSETS               September  30,       December 31,
                                                2000                1999
		       ------		    --------------	 ------------
                                              (Unaudited)


Current Assets
     Cash                    	             $      897         $       640
     Receivables                                    350                 350
     Prepaid expenses                            82,595                   -
                                             ----------         -----------
        Total Current Assets                     83,842                 990

Properties & Equipment
    Laboratory equipment                          2,484               2,484
    Machine design & configuration              128,000             128,000
    Mining Leases                                17,169              45,073
                                             ----------         -----------
        Total Properties & Equipment            147,653             175,557
                                             ----------         -----------
                                             $  231,495         $   176,547
                                             ==========         ===========

















The accompanying notes are an integral part of these financial statements.

                        Utah Clay Technology, Inc.
                     ( An Exploration Stage Company )
                              BALANCE SHEETS
                  September 30, 2000 & December 31, 1999



    LIABILITIES AND STOCKHOLDERS' DEFICIT      September 30,      December 31,
                                                   2000	              1999
                                                   ----               ----
                                                (Unaudited)


Current Liabilities                            $  162,944          $  358,839
     Accounts payable
     Advances payable- officers and directors     332,312             328,712
     Notes payable                                122,883             149,469
                                                ---------          ---------
        Total Current Liabilities                 618,139             837,020

Stockholders' Equity  Deficit
    Preferred stock, par value $0.001;
    10,000,000 shares authorized;
    84, 817 shares issued and outstanding              85                  85

    Common stock, par value $0.001;
    30,000,000 shares authorized; 24,961,874
     shares at September 30, 2000 and 23,331,874 at
     December 31, 1999, issued and Outstanding     24,962              23,332
    Additional paid-in capital                  2,063,004           1,451,691
    Stock subscription receivable                 (64,580)                  -
    Deficit accumulated from inception         (2,410,115)          2,135,581)
                                               -----------          ----------
        Total Stockholders' Deficit              (386,644)           (660,473)
                                               -----------         ----------
                                               $  231,495          $  176,547
                                               ===========	    ==========











The accompanying notes are an integral part of these financial statements.

                       Utah Clay Technology, Inc
                     (An Exploration Stage Company )
                       STATEMENTS OF OPERATIONS
                             (Unaudited)




                                         Nine months period
                                         ended September 30,
                                        2000            1999
                                        --------------------

Revenues                           $        -      $         -

Expenses:

Mineral lease rentals                  94,862           10,641
Inventory value adjustment

General and administrative            179,622           15,222
                                   -----------      -----------
Loss before income taxes             (274,484)         (25,863)

Income taxes                               50 	            50
                                   -----------	    -----------
NET LOSS                           $ (274,534)     $   (25,913)
                                   ===========	    ===========
Basic and diluted Loss per
     common share                  $   (0.011)	   $    (0.005)
                                   ===========	    ===========
Basic and diluted weighted average
    number of common shares
     outstanding                   24,491,544        5,592,374
                                  ===========	    ===========








The accompanying notes are an integral part of these financial statements.

                        Utah Clay Technology, Inc.
                     ( An Exploration Stage Company )
              STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
      From Inception (March 1, 1994) to September 30, 2000 (Unaudited)


                                                                                                   Deficit
                                                                                    Additional    accumulated
                        Preferred    Stock            Common          StocK          Paid-In        from
                           Shares    Amount            Shares         Amount         Capital      Inception      Total
                        ---------    ------            ------         ------       ----------    ------------   ------






Shares issued for
cash March 1, 1994              -   $     -           5,600,000    $  56,000      $             $              $   56,000

Shares issued for
services March 1,
1994                            -         -          14,400,000       144,000                -              -      144,000

Net loss for period
March 1, 1994 to
December 31, 1994               -         -                    -            -                -       (105,573)    (105,573)
                        ---------   -------          -----------   ----------     ------------  -------------- ------------

Balance December
31, 1994                        -         -           20,000,000      200,000                -       (105,573)      94,427

Net loss for the year
ended December 31
1995                            -         -                    -            -                -       (672,267)    (672,267)

                        ---------   -------          -----------   ----------     ------------  -------------- ------------

Balance December
31, 1995                        -     	  -                           200,000                -       (777,840)    (577,840)

1 for 10 reverse split
September 30, 1996                                    20,000,000     (180,000)         180,000

Change of par value
to $0.001                       -         -                    -     ( 18,000)          18,000              -            -

Preferred stock
issued to related
parties for
cancellation of debt
September 30, 1996         84,817        85                    -            -          424,000              -      424,085


Shares issued for
services in 1996                                        265,000          265           48,200              -	    48,465


Net loss for the year
ended December 31
1996                            -         -                    -            -                -	     (153,669)	  (153,669)
                        ---------   -------          -----------   ----------	  ------------	-------------- ------------

Balance December
31, 1996                   84,817   $    85            2,265,000   $    2,265     $    670,200  $    (931,509) $  (258,959)





The accompanying notes are an integral part of these financial statements.
				      F-21

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
        STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED)
      From Inception (March 1, 1994) to September 30, 2000 (Unaudited)

                                                                                                   Deficit
                                                                                  Additional    accumulated
                        Preferred     Stock          Common         Stock           Paid-In         from
                          Shares      Amount           Shares        Amount         Capital       inception      Total
			---------     -------	       -------      -------	  ----------	-----------	-------
Balance December
31, 1996                    84,817  $      85	       2,265,000   $     2,265    $   670,200   $   (931,509)  $  (258,959)


Shares issued for
cash in 1997                     -          -            100,000           100        199,900	           -       200,000


Shares issued for
debt cancellation
in 1997                          -          -            165,000           165           (165)             - 		 -


Net loss for the year
ended December
31, 1997                         -          -                  -             -              -       (378,929)	  (378,929)
                        ----------  ---------        -----------   -----------    -----------   -------------  ------------

Balance December
31, 1997                    84,817         85          2,530,000         2,530        869,935     (1,310,438)     (437,888)


Shares issued for
outstanding
Warrants                         -          -            389,600           389        103,634              -       104,023


Shares issued for
debt cancellation
In 1998                          -          -          2,100,774         2,101        376,049              -       378,150


Shares issued for
services in 1998                                         572,000           572        102,073              -       102,645


Net loss for the year
ended December
31, 1998                         -          -                  -             -              -       (563,351)     (563,351)
                        ----------  ---------        -----------   -----------    -----------   -------------  ------------

Balance December
31, 1998                    84,817         85          5,592,374         5,592      1,451,691     (1,873,789)     (416,421)


Shares issued for
mining lease                     -          -         17,739,500        17,740              -              -        17,740


Net loss for the year
ended December
31, 1999                         -          -                  -             -              -       (261,792)     (261,792)
                        ----------  ---------        -----------   -----------    -----------   -------------  ------------

Balance December
31, 1999                    84,817  $      85         23,331,874   $    23,332    $ 1,451,691   $ (2,135,581)  $  (660,473)




The accompanying notes are an integral part of these financial statements.
				      F-22

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
           STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (CONTINUED)
       From Inception (March 1, 1994) to September 30, 2000 (Unaudited)



                                                                                                 Deficit
                                                                                 Additional    accumulated
                       Preferred    Stock 	         Common      Stock         Paid-In        from
                           Shares      Amount            Shares      Amount        Capital      inception        Total
                         ---------    -------            -------     ------       ----------    -----------	 ------
Balance December
31, 1999                    84,817  $      85          23,331,874  $   23,332     $ 1,451,691   $ (2,135,581)  $  (660,473)


Shares issued for
cash in 2000                     -          -             260,000         260          89,740              -        90,000


Shares issued for
debt cancellation
In 2000	                                                  100,000         100          24,900              -        25,000


Shares issued for
services in 2000                 -          -           1,070,000       1,070         366,873              -       367,943


Stock issued for
Subscription
receivable                       -          -             200,000         200         129,800              -       130,000


Net loss for the
Period ended
September 30, 2000               -          -                   -           -                -      (274,534)     (274,534)
                        ----------  ---------        ------------  ----------     ------------  -------------  ------------


Balance                     84,817         85          24,961,874      24,962        2,063,004    (2,410,115)     (322,064)


Stock subscription
receivable                       -          -                   -           -                -             -       (64,580)
                        ----------  ---------        ------------  ----------     ------------  ------------   ------------

Balance September
30, 2000                    84,817  $      85          24,961,874  $   24,962     $  2,063,004  $ (2,410,115)  $  (386,644)
                        ----------  ---------        ------------  ----------     ------------  -------------  ------------







The accompanying notes are an integral part of these financial statements.
				      F-23

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                         STATEMENTS OF CASH FLOWS
                              (Unaudited)



                                                                               Cumulative
                                                                               from inception
                                               Period ended      Period ended  (March 1, 1994)
                                               September 30,     September 30, to September
                                               2000              1999          30, 2000
                                               -------------     ------------- ---------------
Cash flows from operating activities:
Net loss                                       $   (274,534)     $    (25,913) $   (2,410,115)
Adjustments to reconcile net loss to net cash
   used in operating activities:
   Issuance of common stock for services            367,943            17,740         663,053
   (Increase) in prepaid expenses                   (82,595)                          (82,595)
   (Increase) in receivables & other current
    assets                                                -           (21,568)           (350)
   Increase (decrease) in accounts payable         (170,895)           (1,975)        336,144
                                               -------------     ------------- ---------------
   Net cash used in operating activities           (160,081)          (31,716)     (1,493,863)




Cash flows from investing activities:
   Mining leases                                     27,904                 -             571
   Machine design & configuration                         -           (54,789)       (130,484)
                                               ------------      ------------- ---------------
   Net cash provided by (used in) investing
   Activities                                        27,904           (54,789)       (129,913)



Cash flows from financing activities:

   Net proceeds from advances by
   officers/directors                                 3,600            59,935         986,347
   Proceeds from (payments of) notes payable        (26,586)           27,071         122,883
   Proceeds from issuance of shares                 155,420                 -         515,443
                                               -------------     ------------  --------------
   Net cash provided by financing activities:       132,434            87,006	    1,624,673



Net increase in cash & cash equivalent                  257               501             897
Cash & cash equivalent - beginning of period            640               208               -
                                               ------------      ------------  --------------

Cash at end of period                          $        897      $        709  $          897
                                               ------------      ------------  --------------



The accompanying notes are an integral part of these financial statements.
				      F-24


                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                   STATEMENTS OF CASH FLOWS (CONTINUED)
                              (Unaudited)


                                                                               Cumulative
                                                                               from inception
                                               Period ended      Period ended  (March 1, 1994)
                                               September 30,     September 30, to September
                                               2000              1999          30, 2000
                                                -------------     ------------- ---------------
Supplemental disclosures:

Cash paid during the period for:               $           -     $           - $       6,951
                                               =============     ============= =============

  Income tax                                   $           -     $           - $         850
                                               =============     ============= =============

Non-cash investing and financing activities:

  Issuance of common stock for services        $     367,943     $           - $     663,053
                                               =============     ============= =============
  Issuance of preferred stock for debt         $           -     $           - $     424,085
                                               =============	 ============= =============
  Issuance of common stock for acquisition
   of Mining rights                            $           -     $           - $      17,740
                                               =============     ============= =============
  Issuance of common stock against
   Cancellation of debt - Prepaid, Advances
   and accrued expenses                        $      25,000     $           - $     827,235
                                               =============     ============= =============

  Subscription receivable                      $     130,000     $           - $     130,000
                                               =============     ============= =============











The accompanying notes are an integral part of these financial statements.
				      F-25

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                 Notes to Unaudited Financial Statements
                 September 30, 2000 and 1999 (Unaudited)


Note 1- Summary of significant accounting policies

Organization and nature of operations

            Utah Clay Technology, Inc. (the "Company"), a Utah corporation, was incorporated on March 1, 1994. The planned operations of the Company are to engage in mining, processing and marketing of minerals. For the period from inception (March 1, 1994) to September 30, 2000 the Company had no revenues. The Company is classified as An Exploration stage company because its principal activities involve obtaining the capital necessary to execute its strategic business plan.

Cash and cash equivalents

            The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Issuance of share for services

            Valuation of shares for services is based on the fair market value of services.

Use of estimates

	    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Equipment and mining properties

	    Equipment is recorded at cost. The Company has adopted the straight-line method in computing depreciation for financial reporting purposes and generally uses accelerated methods for income tax purposes. The annual provision for depreciation will be computed principally in accordance with the following ranges of asset lives: laboratory equipment- 3 to 5 years; processing equipment- 3 to 10 years. Equipment was acquired and set up in late, 1997. No depreciation expense has been recorded in the financial statements as the company is yet to use any of its equipment and mining properties.

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                 Notes to Unaudited Financial Statements
                 September 30, 2000 and 1999 (Unaudited)

Reclassifications

	    Certain items in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

Income taxes

            Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

            Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

            In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the company adopted the new fair value method. The company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                 Notes to Unaudited Financial Statements
                 September 30, 2000 and 1999 (Unaudited)

Fair value of financial instruments

            Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Comprehensive income

            Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statements that is displayed with the same prominence as other financial statements. The company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Reporting segments

            Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Pension and other benefits

            In February 1998, the Financing accounting standards board issued statement of financial accounting standards No. 132, Employers' disclosures about pension and other post-retirement benefits (SFAS No. 132), which standardizes the disclosures requirements for pension and other post-retirement benefits. The company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                 Notes to Unaudited Financial Statements
                 September 30, 2000 and 1999 (Unaudited)

Accounting for the costs of computer software developed or obtained for internal use

            In March 1998, the Accounting standards executive committee of the American institute of certified public accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be continued capitalized and amortized over the useful life of the related software. The company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Costs of start-up activities

            In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Accounting developments

            In June 1998, the FASB issued SFAS No. 133, "Accounting for derivative instruments and hedging activities", effective for fiscal years beginning after June 15, 1999, which has deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement requires that an entity recognize all derivative as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The company does not expect that the adoption of this standard will have a material impact on its financial statements.

Note 2-  Income taxes

	    Since the Company has not generated taxable income since inception, no provision for income taxes has been provided (other than minimum franchise taxes paid to the State of Utah).

Note 3-  An exploration stage company

	    An exploration stage company is one for which principal operations of mining have not commenced or principal operations have generated an insignificant amount of revenue. Management of an exploration stage company devotes most of its activities in

                        Utah Clay Technology, Inc.
                      (An Exploration Stage Company)
                 Notes to Unaudited Financial Statements
                 September 30, 2000 and 1999 (Unaudited)

conducting exploratory mining operations. Operating losses have been incurred through March 31, 2000, and the Company continues to use, rather than provide, working capital in this operation. Although management believes that it is pursuing a course of action that will provide successful future operations, the outcome of these matters is uncertain.

Note 4-Going Concern uncertainty

            The company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The company incurred a net loss of $2,410,115 for the period from inception (March 1, 1994) to September 30, 2000. The company's current liabilities exceeded its current assets by $534,297 and $836,030 as of September 30, 2000 and December 31, 1999, respectively. These factors, as well as the uncertain conditions that the company faces in its day-to-day operations, create an uncertainty as to the company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the company be unable to continue as a going concern.

            The company plans to finance the continued operations for the next year through private funding and funding from officers of the company. In this regard, the company raised $90,000 by issuing 260,000 shares through private placement in the first quarter of 2000. The company has also issued an additional 200,000 shares in March against which the Company raised $65,420 and there is a subscription receivable of $64,580 as of September 30, 2000. The company expects to collect the subscription receivable in the fourth quarter of 2000. The company has also initiated discussions with a third party processor of its kaolin to utilize the reserves when they are defined.

Note-5 Basis of preparation

            The accompanying unaudited condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited financial statements for the two years ended December 31, 1999 was filed on April 7, 2000 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

            PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

	The general corporation law of Utah and the bylaws of the Registrant provide certain indemnification rights for directors, officers and agents of the Registrant. These indemnification provisions are set forth in the Prospectus under "Indemnification."

Item 25.  Other Expenses of Issuance and Distribution

	The estimated expenses of this offering, other than brokers' commissions, are as follows:
                                                        Estimated
	         Item                                     Amount
        ----------------------                         -----------
	Registration fees                               $   250
	Transfer agent's fees                             1,500
	Printing                                          2,000
	Legal                                            20,000
	Accounting                                       35,000
	EDGAR provider fees                               3,000
                                                       -----------
                                                        $61,750

	The Registrant will pay all the above expenses. The selling security holder will pay none of them.

Item 26.  Recent Sales of Unregistered Securities

	The following information is provided for all securities sold by the Registrant within the past three years without registering the securities under the Securities Act of 1933. All securities were shares of common stock. There were no underwriters involved in the sales.


                                                                           Dollar Value of
                No. of                                    Cash             Other Type of
    Date       Shares Sold      Purchasers                Consideration    Consideration
----------     -------------    -----------------------   -------------    -------------
1-1-97 to      265,000(1)       47 persons                $200,000         $    165
12-31-97

1998:          389,600(1)       9 persons(2)              $104,040              -
11-30-98       823,333(1)       Dorcas Engh                   -            $148,200(3)
11-30-98       581,900(1)       Dennis S. Engh                -             104,742(3)
11-30-98       332,659(1)       Carmen J. (Tony) Lotito       -              59,879(3)
11-30-98       135,872(1)       Thomas F. Harrison            -              24,467(3)

                                            34

11-30-98       227,010(1)       Daniel H. Engh                -              40,862(3)
07-21-98       200,000(1)       Nobel House Financial         -              36,000(4)
                                Services
10-21-98       300,000(1)       Del Mar Financial Services    -              54,000(4)
10-30-98        37,000(1)       Investors Advisors            -               6,600(4)
03-26-98        25,000(1)       S.B. Stocks, U.S.A., Inc.     -                 250(4)
02-24-98         5,000(1)       Strathmore Equities, Inc.     -                 050(4)
04-03-98         5,000          Strathmore Equities, Inc.	                050(4)
12-99       17,739,500(5)       Utah Kaolin Corporation       -              17,740

03-20-00 to
04-03-00(6):

04-03-00        80,000(7)       McKay, Burton & Thurman       -              48,305
04-03-00        10,000(8)       James Groscost                -               6,038
03-20-00        10,000(9)       Roger Huber                   -               3,200
03-20-00       10,000(10)       J. W. Patterson               -               3,200
03-20-00      500,000(11)       E. G. Marchi                  -             160,000
03-20-00       60,000(12)       Robert J. Conley              -              19,200
03-20-00      400,000(13)       Precision Systems             -             128,000
                                Engineering, Inc.
03-20-00      100,000(14)       Ron Ostler                    -              25,000
03-20-00      460,000(15)       Investors Advocate        $220,000             -

-------------------------------

(1)	These shares were sold pursuant to the exemption from registration provided by Regulation D, Rule 504 in a public offering. At the time of the sales, the Registrant was not a reporting company, an investment company or a blank check company. Assuming integration of all Rule 504 sales made in 1997 and 1998, a total of $779,140 was received in cash, cancellation of debt, or services rendered to the Registrant in exchange for all shares sold pursuant to this exemption from registration.

(2)	These persons exercised warrants that had been issued to them in 1997 as part of the Regulation D, Rule 504 offering described in footnote
        (1) above. These sales were also sold pursuant to the Rule 504 exemption from registration. Of these shares, 286,000 were issued on April 7, 1998 and 103,600 were issued on December 31, 1998.

(3)	These amounts represent the cancellation of debt owed to the
        Registrant. The debts to Della Engh and Thomas Harrison represented cash loans made to the Registrant by them. The other canceled debts represent amounts owed to officers of the Registrant for unpaid compensation for performance of their duties to the Registrant and for reimbursement of outlays of cash they made on behalf of the Registrant. The issuances of stock were made in reliance on the exemption from registration provided by Regulation D, Rule 504.
        See footnote (1) above.

(4)	These amounts represent the value of services rendered to the
        Registrant by the named entities. The nature of the services was that of financial public relations - increasing the visibility of the
        Registrant in the financial markets.    The issuances of stock were
        made in reliance on the exemption from registration provided by Regulation D, Rule 504. See footnote (1) above.

(5)	These shares were issued to purchase the Oro Blanco mining lease.
        See "Certain Relationships and Related Transactions" in the
        Prospectus. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. The purchaser of the shares, Utah Kaolin Corporation, is an affiliate of the Registrant. Utah Kaolin's management is also the management of Utah Clay Technology. Utah Kaolin is owned by members of the Engh family - who are the majority shareholders of Utah Clay; Carmen J.
        (Tony) Lotito, an officer and director of Utah Clay; Dr. Kenneth Morrison, an accredited investor; and Thomas J. Kenan, an accredited investor. Each shareholder of Utah Kaolin Corporation was an accredited investor at the time of this transaction.

(6)	During this period Utah Clay approached seven creditors of the company, listed below, and offered and sold them restricted common stock in exchange for the cancellation of indebtedness owed to them by the company. Two of the creditors were accredited, and five were non-accredited investors. The sales were made in reliance upon the Rule 506 exemption from registration. All five non-accredited investors were sophisticated persons who had sufficient knowledge and experience in financial and business matters to allow them to evaluate the merits and risks of the investment. The offering materials provided each investor were current and contained what the company believed was all material information about the company required by Rule 502(b)(2) of Regulation D, which information had been prepared for an offering circular used in an unsuccessful Rule 506 offering attempted in December 1999. The financial statements provided were audited statements of 1998 and 1999.

(7)	These shares were issued in exchange for legal services provided to
        Utah Clay during the period of March 1994 to September 1999 and were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. The beneficial owner of these shares is William H. Thurman, one of the partners of the law firm and an accredited investor. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs.

(8)	These shares were issued in exchange for the cancellation of indebtedness of Utah Clay that arose with regard to ore hauling services provided by a company owned by Mr. Groscost, an accredited investor. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs.

(9)	These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for services rendered with regard to Utah Clay's mining properties. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506.
        No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(10)	These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for his marketing services. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule
        506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(11)	These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for business planning consulting services rendered for one year. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506.
        No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(12)	These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for technical services with regard to product development. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(13)	These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for technical engineering services with regard to planning for processing plants. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(14)	These shares were issued to this non-accredited investor to cancel indebtedness owed to this person for a $25,000 loan he made to the company in November 1999. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. He was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. He was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.

(15)	These shares were issued to this non-accredited investor for subscriptions aggregating $220,000 to be paid in cash by December 31, 2000. As of September 30, 2000 Utah Clay had received $155,420 of the subscribed amount and had a subscription receivable of $64,580. The shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 506. No public solicitation or public advertising was employed. It was provided a copy of an offering circular that had been prepared for an unsuccessful Rule 506 offering conducted in December 1999 as well as financial statements for 1999 and 1998. It was given an opportunity to ask questions of management concerning Utah Clay's affairs. This investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow it to evaluate the merits and risks of the investment.

Exhibits

	The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description of Exhibit

 3(i)	-	Articles of Incorporation of Utah Clay Technology, Inc. and
                amendments thereto.*

 3(ii)	-	Bylaws of Utah Clay Technology, Inc.*

 5	-	Opinion of Thomas J. Kenan on the legality of the securities being registered.  [Superseded by Exhibit No. 5.1.]

 5.1	-	Opinion of Thomas J. Kenan on the legality of the securities being registered.**

 9	-	2000 Stock Option Plan.*

10	-	White Mountain mining lease, consisting of Amendment
                Agreement of November 9, 1992; Mining Lease dated
                March 1, 1994; Addendum to Mining Lease dated
                March 15, 2000; and Addendum to Mining Lease dated
                March 27, 2000.*

10.1	-	Oro Blanco mining lease, consisting of Mining Lease dated
                December 31, 1999.*

10.2	-	Kimberly claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into
                Mining Lease, dated September 30, 1996; Option (Kaolin of the
                West-Utah Clay) to Enter Into Mining Lease, dated
                September 30, 1996, to which is attached an unexecuted Mining
                Lease; Addendum to Engh-Kaolin of the West Option to Enter
                Into Mining Lease, dated March 27, 2000; and Addendum to
                Kaolin of the West-Utah Clay Option to Enter Into Mining
                Lease dated March 27, 2000.*

10.3	-	Koosharem claims: Mining Lease Agreement (Fullmer-Engh),
                dated June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated March 15, 2000; Option (Engh-Kaolin of the West)to
                Enter Into Mining Lease, dated September 30, 1996; Option
                (Kaolin of the West-Utah Clay) to Enter Into Mining Lease, dated September 30, 1996, to which is attached an unexecuted
                Mining Lease; Addendum to Engh-Kaolin of the West Option to
                Enter Into Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining
                Lease dated March 27, 2000.*

10.4	-	Topaz claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into

                Mining Lease, dated September 30, 1996; Option (Kaolin of the West-Utah Clay) to Enter Into Mining Lease, dated
                September 30, 1996, to which is attached an unexecuted Mining Lease; Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining Lease dated March 27, 2000.*

10.5	-	Agreement between Utah Clay Technology, Inc. and ISG
                Resources, Inc. dated November 30, 1999 and extensions dated
                February 10, 2000 and June 15, 2000.**

10.6	-	Agreements between Utah Clay Technology, Inc. and Precision
                System Engineering dated June 14, 1999 and
                November 16, 1999.**

10.7	-	Small Miner's Permit for White Mountain lease issued by
                Bureau of Land Management and Utah State Division of Oil, Gas and Mining.**

23	-	Consent of Thomas J. Kenan, to the reference to him as an
                attorney who has passed upon certain information contained in the Registration Statement. [Superseded by Exhibit 23.5.]

23.1	-	Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant. [Superseded by Exhibit No. 23.2.]

23.2	-	Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant. [Superseded by Exhibit No. 23.3.]

23.3	-	Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant.  [Superseded by Exhibit
                23.4.]

23.4    -       Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant.

23.5    -       Consent of Thomas J. Kenan, to the reference to him as an
                attorney who has passed upon certain information contained in the Registration Statement.

27	-	Financial Data Schedule.*

27.1	-	Financial Data Schedule.***

27.2    -       Financial Data Schedule.


	*Previously filed with Amendment No. 1 to Form SB-2 Commission file number 333-34308; incorporated herein.

	**Previously filed with Amendment No. 2 to Form SB-2 Commission file number 333-34308; incorporated herein.

        ***Previously filed with Amendment No. 3 to Form SB-2 Commission file number 333-34308; incorporated herein.

Item 28.  Undertakings

	The Registrant will -

	(1)	File, during any period in which it offers or sells
                securities, a post-effective amendment to this registration statement to:

		(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

		(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

		(iii) Include any additional or changed material information on the plan of distribution.

	(2)	For determining liability under the Securities Act, treat
                each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

	(3)	File a post-effective amendment to remove from registration
                any of the securities that remain unsold at the end of the offering.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

	In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

	In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah.

Date:  December 14, 2000                       UTAH CLAY TECHNOLOGY, INC.



						By /s/ Dennis S. Engh
                                                -------------------
						Dennis S. Engh, President, and
						   individually as a Director


	In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


Date:  December 14, 2000                        /s/ Darin D. Engh
                                                ------------------
						Darin D. Engh, Treasurer,
                                                Secretary and Director



Date:  December 14, 2000                        /s/ Thomas F. Harrison
                                                ----------------------
						Thomas F. Harrison, Vice
                                                President, Chief Financial
                                                Officer, Principal Accounting
                                                Officer and Director



Date:  December 14, 2000                        /s/ Daniel H. Engh
                                                ------------------
						Daniel H. Engh, Vice President
                                                and Director


Date:  December 14, 2000                        /s/ Carmen J. (Tony) Lotito
                                                ---------------------------
						Carmen J. (Tony) Lotito,
                                                Director of Marketing and
                                                Director

PROSPECTUS DELIVERY OBLIGATION. All dealers or brokers that effect transactions in these securities for the selling security holders are required to deliver a Prospectus.

                         Utah Clay Technology, Inc.

                       Exhibits to Amendment No. 4 to
                      Form SB-2 Registration Statement



Exhibit
Number		Description of Exhibit
-------         -----------------------

 3(i)	-	Articles of Incorporation of Utah Clay Technology, Inc. and
                amendments thereto.*

 3(ii)	-	Bylaws of Utah Clay Technology, Inc.*

 5	-	Opinion of Thomas J. Kenan on the legality of the securities being registered.  [Superseded by Exhibit No. 5.1.]

 5.1	-	Opinion of Thomas J. Kenan on the legality of the securities being registered.**

 9	-	2000 Stock Option Plan.*

10	-	White Mountain mining lease, consisting of Amendment Agreement of November 9, 1992; Mining Lease dated March 1, 1994;
                Addendum to Mining Lease dated March 15, 2000; and Addendum to
                Mining Lease dated March 27, 2000.*

10.1	-	Oro Blanco mining lease, consisting of Mining Lease dated
                December 31, 1999.*

10.2	-	Kimberly claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into
                Mining Lease, dated September 30, 1996; Option (Kaolin of the
                West-Utah Clay) to Enter Into Mining Lease, dated September
                30, 1996, to which is attached an unexecuted Mining Lease;
                Addendum to Engh-Kaolin of the West Option to Enter Into
                Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining Lease dated
                March 27, 2000.*

10.3	-	Koosharem claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into
                Mining Lease, dated September 30, 1996; Option (Kaolin of the

                West-Utah Clay) to Enter Into Mining Lease, dated September 30, 1996, to which is attached an unexecuted Mining Lease; Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining Lease dated March 27, 2000.*

10.4	-	Topaz claims: Mining Lease Agreement (Fullmer-Engh), dated
                June 19, 1993; Addendum to Fullmer-Engh Mining Lease, dated
                March 15, 2000; Option (Engh-Kaolin of the West)to Enter Into
                Mining Lease, dated September 30, 1996; Option (Kaolin of the
                West-Utah Clay) to Enter Into Mining Lease, dated September
                30, 1996, to which is attached an unexecuted Mining Lease;
                Addendum to Engh-Kaolin of the West Option to Enter Into
                Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-Utah Clay Option to Enter Into Mining Lease dated
                March 27, 2000.*

10.5	-	Agreement between Utah Clay Technology, Inc. and ISG
                Resources, Inc. dated November 30, 1999 and extensions dated
                February 10, 2000 and June 15, 2000.**

10.6	-	Agreements between Utah Clay Technology, Inc. and Precision
                System Engineering dated June 14, 1999 and November 16, 1999.**

10.7	-	Small Minerals Permit for White Mountain lease issued by Bureau of Land Management and Utah State Division of Oil, Gas and
                Mining.**

23	-	Consent of Thomas J. Kenan, to the reference to him as an
                attorney who has passed upon certain information contained in the Registration Statement. [Superseded by Exhibit 23.5.]

23.1	-	Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant. [Superseded by Exhibit No. 23.2.]

23.2	-	Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant. [Superseded by Exhibit No. 23.3.]

23.3	-	Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant.  [Superseded by Exhibit
                23.4.]

23.4    -	Consent of Kabani & Company, Certified Public Accountants,
                independent auditors of the Registrant.

23.5    -	Consent of Thomas J. Kenan, to the reference to him as an
                attorney who has passed upon certain information contained in the Registration Statement.

27	-	Financial Data Schedule.*

27.1	-	Financial Data Schedule.***

27.2    -       Financial Data Schedule.

	*Previously filed with Amendment No. 1 to Form SB-2 Commission file number 333-34308; incorporated herein.

	**Previously filed with Amendment No. 2 to Form SB-2 Commission file number 333-34308; incorporated herein.

        ***Previously filed with Amendment No. 3 to Form SB-2 Commission file number 333-34308; incorporated herein.

                      	FULLER, TUBB, POMEROY & STOKES
                          A PROFESSIONAL CORPORATION
                               ATTORNEYS AT LAW
                   201 ROBERT S. KERR AVENUE, SUITE 1000
                           OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                               TELEPHONE 405-235-2575
JERRY TUBB	FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES

     ------------

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                              December 5, 2000



Richard Wulff, Assistant Director
Mail Stop 0304
Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, DC   20549-0304

Attention:  David J. Link

Re:	Utah Clay Technology, Inc.
Form SB-2/A October 3, 2000
File No. 333-34308

Dear Mr. Wulff:

     In response your letter dated October 31, 2000, Utah Clay Technology, Inc. is filing its Amendment No. 4 to its Form SB-2 registration statement. The numbers below correspond to the comment numbers in the October 31 letter.


Working Capital
----------------

     1. The stock subscription receivable of $98,100 as of June 30, 2000 represented the unpaid portion of a $130,000 stock subscription entered into prior to March 20, 2000, which was before this registration statement was filed on April 7, 2000. As was stated in Note 4 to the interim June 30, 2000 and 1999 financial statements filed in Amendment No. 3 to the Form SB-2, "[t]he company has also issued an additional 200,000 in March against which the Company raised $31,900 and there is a subscription receivable of $98,100 as of June 30, 2000." (Emphasis added.)

     In this regard, in "Note 11 - Going Concern uncertainty" on page F-16 of the audited financial statements of December 31, 1999 and 1998 filed on April 7, 2000 it is stated in Note 11's second paragraph "In this regard, the company raised $90,000 by issuing 260,000 shares through private placement in the first quarter of 2000. The company has also issued an additional 200,000 shares in March against which there is a subscription receivable of $130,000."

     In Note 4 to the interim September 30, 2000 and 1999 financial statements (which replace the interim June 30 financial statements) it is stated, "In this regard, the company raised $90,000 by issuing 260,000 shares through private placement in the first quarter of 2000. The company has also issued an additional 200,000 shares in March against which the Company raised $65,420 and there is a subscription receivable of $64,580 as of September 30, 2000."

     Utah Clay is supplementally providing the staff an extract from the company's stock register provided by Interwest Transfer Co., Inc., the company's registrar and transfer agent. The extract shows the registrar and transfer agent's activities of March 20, 2000 of original issuances of shares. The first five issuances on the extract relate to the five issuances reported on page 35 of Amendment No. 3 as recent sales of unregistered securities on 09-20-00. The last three issuances on the extract were inadvertently omitted in Amendment No. 3 as recent sales of unregistered securities but are reported now in Amendment No. 4 in Part II, Item 26 on page 34. The issuance of 100,000 shares to Ron Ostler - the sixth entry in the registrar's extract - now appears, and footnote 14 describes the circumstances of such issuance.
The last two entries in the March 20, 2000 extract relate to subscriptions made by Investors Advocate, one for $90,000 in cash and one for $130,000 in cash.

     The eight original issuances by the transfer agent on March 20, 2000 of an aggregate of 1,540,000 shares of common stock reflect transactions that were negotiated on different dates in the first quarter prior to March 20, 2000 and at different prices per share. The prices range from $0.25 to $1.087 depending on the closing bid price of Utah Clay's common stock on the day that agreements were reached regarding the issuances of the shares.

     Because the stock subscription receivable of $98,100 reflected in the interim June 30, 2000 financial statement does not represent the sale of stock madeafter the April 7, 2000 filing of the registration statement, the portion of Comment No. 1 relating to assumed sales of stock after the April 7, 2000 filing is believed to require no further response. However, the Part II, Item 26 "Recent Sales of Unregistered Securities" section has been expanded to report the pre-filing sales of stock to Ron Ostler and Investors Advocate.


Financial Statements
--------------------

     2. All references to "development stage" have been removed, including the "Deficit accumulated during the development stage" on F-19.

     3. There now appears on F-19 "Statement of Changes in Stockholders' Deficit" for the interim period subsequent to year end at 12-31-99. Both the 9-30-00 balance sheet and the 9-30-00 "Statement of Changes in Stockholders' Deficit" disclose 24,961,874 shares of common stock to be outstanding.

     4. As stated in the response to Comment No. 1, even though the transfer agent performed the ministerial act of issuing 1,540,000 shares of restricted stock on March 20, 2000, these issuances reflect agreements to issue stock made on various days prior to March 20, 2000. The prices for which the shares were issued range from $0.25 to $0.32 depending on the closing bid price of Utah Clay's common stock on the day the agreements were reached regarding the issuance of the shares.

     5. The common share issuances disclosed on page 35 of the text have been reconciled in the statements of cash flows and non-cash schedules of investing and financing activities.

Part II
-------

     Recent Sales of Unregistered Securities
     ---------------------------------------

     6. The dates the 389,600 shares were issued to the nine persons that exercised warrants are now set forth in the new, last sentence to footnote (2) to the table. The dates the shares were issued to Dorcas Engh, Dennis S. Engh, Carmen Lotito and Thomas Harrison are now set forth to the left of their names in the first column of the table.

     7. Footnote 5 to the table has been revised to state that each shareholder of Utah Kaolin was an accredited investor at the time of the transaction.

     8. Footnotes 9 through 13 have been revised to state that each investor was sophisticated and had sufficient knowledge and experience in financial and business matters to allow him to evaluate the merits and risks of the investment.


Exhibits
--------

     9. The consent of Thomas J. Kenan has been revised to consent to filing the legality opinion as an exhibit to the registration statement.

     If you have any questions concerning the responses to the comments, please contact Thomas J. Kenan at telephone number 405-235-2575, fax number 405-232-8384 or e-mail at kenan@ftpslaw.com.

Sincerely,

/s/ Thomas J. Kenan

Thomas J. Kenan
e-mail:  kenan@ftpslaw.com

TJK:sa
Enclosure

cc:	Dennis S. Engh
Thomas F. Harrison
Hamid Kabani, C.P.A.